UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CYCURION, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CYCURION, INC.

1640 BORO PLACE, SUITE 420C

MCLEAN, VA 22102

NOTICE OF ANNUAL GENERAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 13, 2026

To the Stockholders of Cycurion, Inc.:

NOTICE IS HEREBY GIVEN that the annual general meeting of stockholders (“2026 Annual Meeting”) of Cycurion, Inc., a Delaware company (the “Company”), will be held at 12:00 p.m., Eastern Time, on July 13, 2026, in the Company’s principal executive office at 1640 Boro Place, Suite 420C, McLean, Virginia 22102. You are cordially invited to attend the 2026 Annual Meeting that has been called by the Board of Directors of the Company (the “Board of Directors”) for the following purposes:

(1)	to approve an amendment to our Second Amended and Restated Certificate of Incorporation (the “Charter”) to, among other things, implement a staggered board structure whereby the Board of Directors shall be divided into three classes (“Proposal No. 1”);
(2)	to elect five directors to our Board of Directors, divided among Class I, Class II and Class III with initial terms expiring at the 2027, 2028 and 2029 annual meetings, respectively, as described in Proposal No. 1, if approved (“Proposal No. 2”);
(3)	to ratify the appointment of WWC, P.C. as the Company’s independent registered public accounting firm for the Company’s fiscal year 2026 (“Proposal No. 3”);
(4)	to approve, on an advisory, non-binding basis, the compensation of our named executive officers (“Proposal No. 4”);
(5)	to recommend, on a non-binding basis, the frequency of future advisory votes on compensation of named executive officers (“Proposal No. 5”);
(6)	to approve an amended and restated 2025 Equity Incentive Plan (the “Amended and Restated Equity Incentive Plan”) to provide additional flexibility in structuring equity-based compensation by permitting awards to be granted with respect to preferred stock of the Company, in addition to common stock (“Proposal No. 6”); and
(7)	to approve the adjournment of the 2026 Annual Meeting, from time to time, to permit further solicitation of proxies if necessary or appropriate, including if there are not sufficient votes to approve one or more of the foregoing proposals (“Proposal No. 7”).

A proxy statement describing these matters to be acted upon at the 2026 Annual Meeting is attached. No other matters will be considered at the 2026 Annual Meeting.

The close of business on June 1, 2026 has been fixed as the record date (the “Record Date”) for the determination of stockholders of the Company entitled to notice of, and to vote at, the 2026 Annual Meeting. Stockholders as of the Record Date are entitled to notice of, and to vote at, the 2026 Annual Meeting and any adjournment or postponement thereof.

Each share of common stock, par value $0.0001 per share (the “Common Stock”) that you own represents one vote.

All stockholders are cordially invited to attend the 2026 Annual Meeting. If you do not expect to be present at the 2026 Annual Meeting, you are requested to fill in, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to make sure that your shares are represented at the 2026 Annual Meeting. Stockholders of record also have the option of voting via the Internet. Instructions for using the service is included on the proxy card. In the event you decide to attend the 2026 Annual Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person in accordance with the procedures described in the accompanying proxy statement. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors

/s/ L. Kevin Kelly
L. Kevin Kelly Chief Executive Officer and Chairman McLean, Virginia June 8, 2026

This notice and proxy statement is dated June 8, 2026 and is first being mailed to our stockholders on or about June 18, 2026.

Whether or not you expect to participate in the virtual 2026 Annual Meeting, please vote as promptly as possible in order to ensure your representation at the 2026 Annual Meeting.

You may vote online or, if you requested printed copies of the proxy materials, by telephone or by using the proxy card or voting instruction form provided with the printed proxy materials.

i

CYCURION, INC.

PROXY STATEMENT

General

This proxy statement, which is being mailed to each person entitled to receive the accompanying notice of 2026 Annual Meeting on or about June 18, 2026, is furnished in connection with the solicitation of proxies to be voted at the special general meeting of stockholders by the Board of Directors of Cycurion, Inc., a Delaware corporation (“Cycurion” or the “Company”). The 2026 Annual Meeting is to be held on July 13, 2026, at 12:00 p.m. at the Company’s principal executive office, located at 1640 Boro Place, Suite 420C, McLean, Virginia 22102, and at any adjournments or postponements thereof. This proxy statement is being distributed and made available to our stockholders starting on or about June 18, 2026.

Agenda Items	Board Vote Recommendation	Page Reference
To approve an amendment to our Charter to, among other things, implement a staggered board structure whereby the Board of Directors shall be divided into three classes (“Proposal No. 1”);	FOR	18

To elect five directors to our Board of Directors, divided among Class I, Class II and Class III with initial terms expiring at the 2027, 2028 and 2029 annual meetings, respectively, as described in Proposal No. 1, if approved (“Proposal No. 2”);	FOR	20

To ratify the appointment of WWC, P.C. as the Company’s independent registered public accounting firm for the Company’s fiscal year 2026 (“Proposal No. 3”);	FOR	21

To approve, on an advisory, non-binding basis, the compensation of our named executive officers (“Proposal No. 4”);	FOR	23

To recommend, on a non-binding basis, the frequency of future advisory votes on compensation of named executive officers (“Proposal No. 5”);	FOR	24

To approve the Amended and Restated Equity Incentive Plan to provide additional flexibility in structuring equity-based compensation by permitting awards to be granted with respect to preferred stock of the Company, in addition to Common Stock (“Proposal No. 6”); and	FOR	25

To approve the adjournment of the 2026 Annual Meeting, from time to time, to permit further solicitation of proxies if necessary or appropriate, including if there are not sufficient votes to approve one or more of the foregoing proposals (“Proposal No. 7”).	FOR	31

ii

Stockholders Who May Vote

As of the Record Date on June 1, 2026, there were 10,662,429 shares of our Common Stock issued and outstanding and there were 6,786,417 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”) issued and outstanding. Of the 6,786,417 shares of Preferred Stock issued and outstanding, 116,750 shares have been designated as Series A Convertible Preferred Stock, Series C Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock, Series G Convertible Preferred Stock and Series H Convertible Preferred Stock, each with a par value $0.0001 per share (which cumulatively convert into 1,585,363 shares of Common Stock) (the “Preferred Voting Stock”), which all have voting rights on an as-if-converted-to-Common Stock basis. The Series B Convertible Preferred Stock, Series D Convertible Preferred Stock and Series I Convertible Preferred Stock do not have voting rights. The “Common Stock” together with the “Preferred Voting Stock” will herein be referred as the “Voting Stock”. For more information, please see the section “Description of Our Securities.” Proxies are solicited to give all stockholders who are entitled to vote on the matters that come before the 2026 Annual Meeting the opportunity to do so whether or not they attend the 2026 Annual Meeting in person.

Voting

If you are a holder of record of our Voting Stock as of the Record Date on June 1, 2026, you may vote in person at the 2026 Annual Meeting or by submitting a proxy for the 2026 Annual Meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares of Voting Stock in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the 2026 Annual Meeting and vote in person, obtain a proxy from your broker, bank or nominee.

Changing or Revoking a Proxy

If you are a holder of record of our shares of Voting Stock as of the Record Date, you may change or revoke your proxy at any time before it is voted by submitting a new proxy with a later date, delivering a written notice of revocation to Cycurion’s Chief Executive Officer, or voting in person at the 2026 Annual Meeting. If your shares of Voting Stock are held in the name of your broker or bank, you may change or revoke your voting instructions by contacting the bank or brokerage firm or other nominee holding the shares or by obtaining a legal proxy from such institution and voting in person at the 2026 Annual Meeting.

No Appraisal Rights

Appraisal or dissenter rights are statutory rights under the laws of Delaware that enable stockholders who object to certain extraordinary transactions to demand that the corporation pay such stockholders the fair value of their shares instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. However, appraisal or dissenter rights are not available in all circumstances. Appraisal rights are not available to our stockholders in connection with Proposals No. 1 through 7.

iii

Required Vote

A quorum is required to conduct business at the 2026 Annual Meeting. A quorum requires the presence, in person or by proxy, of a majority of the voting power of Voting Stock entitled to vote at the 2026 Annual Meeting, voting together as a single class (with Preferred Voting Stock having voting rights on an as-if-converted-to-Common Stock basis). On the Record Date, there were 12,247,792 shares of Voting Stock issued and outstanding, consisting of 10,662,429 shares of Common Stock and 1,585,363 shares of Preferred Voting Stock issued and outstanding, each of which is entitled to one vote. As such, holders of 6,123,897 shares of Voting Stock must be present or represented by proxy at the 2026 Annual Meeting to constitute quorum.

Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when you fail to provide voting instructions to your broker for shares owned by you but held in the name of your broker and your broker does not have authority to vote without instructions from you. Under those circumstances, your broker may be authorized to vote for you without your instructions on routine matters but is prohibited from voting without your instructions on non-routine matters. Non-routine matters include the election of directors for which your broker cannot vote and absent your instructions on how to vote, will result in broker non-votes.

Any question proposed for consideration at the 2026 Annual Meeting shall be decided on by a simple majority of votes cast.

If quorum is not present, the 2026 Annual Meeting may be adjourned from time to time until quorum is obtained.

Costs of Proxy Solicitation

Cycurion pays the cost of this solicitation of proxies. This solicitation is being made by mail but also may be made by telephone or in person. Our directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means.

Cycurion will request that persons who hold shares for others, such as banks and brokers, solicit the owners of those shares and will reimburse them for their reasonable out-of-pocket expenses for those solicitations.

Cycurion has engaged D.F. King & Co., Inc. (“DF King”) to act as the Company’s proxy advisor and to assist the Company in soliciting proxies related to the proposals set forth in the proxy statement and to be voted upon at the 2026 Annual Meeting, and at any adjournments or postponements thereof. DF King may solicit proxies personally, electronically or by telephone. The Company has agreed to pay DF King a fee of $10,000, plus customary costs and expenses, for these services.

Attending the 2026 Annual Meeting

If your shares of Common Stock are held in the name of your bank or broker and you plan to attend the 2026 Annual Meeting, please bring proof of ownership with you to the 2026 Annual Meeting. A bank or brokerage account statement showing that you owned voting shares of Cycurion on June 1, 2026 is acceptable proof to establish share ownership and obtain admittance to the 2026 Annual Meeting. If you are a stockholder of record, no proof of ownership is required. All stockholders or their proxies should be prepared to present government-issued photo identification upon request for proof of ownership and/or admission to the 2026 Annual Meeting.

iv

v

QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS, VOTING AND THE 2026 ANNUAL MEETING

Q.	Why am I receiving this proxy statement?

A.	Cycurion, Inc. is furnishing you this proxy statement to solicit proxies on behalf of its Board of Directors to be voted at the 2026 Annual Meeting. The 2026 Annual Meeting will be held at the Company’s principal executive office, 1640 Boro Place, Suite 420C, McLean VA 22102 on July 13, 2026, at 12:00 p.m. Eastern Time. The proxies also may be voted at any adjournments or postponements of the 2026 Annual Meeting. When used in this proxy statement, “Cycurion,” “Company,” “we,” “our,” “ours” and “us” refer to Cycurion, Inc. and its subsidiaries, except where the context otherwise requires or as otherwise indicated.

This proxy statement contains important information about the matters to be acted upon at the 2026 Annual Meeting. Stockholders should read it carefully.

Q.	What is a proxy?

A.	A proxy is your legal designation of another person to vote the shares you own on your behalf. That other person is referred to as a “proxy.” Our Board of Directors has designated L. Kevin Kelly and Ana Garcia as proxies for the 2026 Annual Meeting. By completing and returning the enclosed proxy card, you are giving Mr. Kelly and Ms. Garcia the authority to vote your shares in the manner you indicate on your proxy card.

Q.	What do I need to do now?

A.	We urge you to read carefully and consider the information contained in this proxy statement. The vote of our stockholders is important. Stockholders are then encouraged to vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Q.	Who is entitled to vote?

A.	We have fixed the close of business on June 1, 2026 as the “Record Date” for determining stockholders entitled to notice of and to attend and vote at the 2026 Annual Meeting. As of the Record Date, there were 12,247,792 shares of Voting Stock issued and outstanding, consisting of 10,662,429 shares of Common Stock and 1,585,363 shares of Preferred Voting Stock issued and outstanding and entitled to vote at the 2026 Annual Meeting. Each share of Voting Stock is entitled to one vote per share at the 2026 Annual Meeting.

Q.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A.	Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Record Holder. If your shares of Voting Stock are registered directly in your name on the books of Cycurion maintained with Cycurion’s transfer agent, Equiniti Trust Company, LLC, you are considered the “record holder” of those shares, and this proxy statement is sent directly to you by Cycurion. As the stockholder of record, you have the right to grant your voting proxy directly or to directly vote in person at the 2026 Annual Meeting.

Beneficial Owner of Shares Held in Street Name. If your shares of Voting Stock are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name (also called a “street name” holder), and this proxy statement is forwarded to you by your broker, bank or other nominee. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account. However, since you are not a stockholder of record, you may not vote these shares in person at the 2026 Annual Meeting unless you bring with you a legal proxy from the stockholder of record. A legal proxy may be obtained from your broker, bank or nominee. If you do not wish to vote in person or you will not be attending the 2026 Annual Meeting, instruct your broker, bank or nominee to vote your shares pursuant to voting instructions you will receive from your broker, bank or nominee describing the available processes for voting your stock.

1

Q.	What if I do not vote?

A.	Record Holder. If you are a holder of Voting Stock of record and do not vote in person or by proxy by completing your proxy card or submitting your proxy through the internet or by telephone, your shares will not be voted.

Beneficial Owner of Shares Held in Street Name. If you are a beneficial owner of shares of Voting Stock and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is deemed to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters

Q.	How do I vote?

A.	Record Holder. If you are a holder of Voting Stock of record, you can vote your shares in one of two ways: either by proxy or in person at the 2026 Annual Meeting. If you choose to have your shares of Voting Stock voted by proxy, you may submit a proxy over the internet, via telephone or by completing and returning by mail the proxy card you have received. Whichever method you use, each valid proxy received in time will be voted at the 2026 Annual Meeting in accordance with your instructions.

The procedures for voting are as follows:

Submit a Proxy by Mail. If you choose to submit a proxy by mail, simply mark, date and sign your proxy card and return it in the postage-paid envelope provided.

Submit a Proxy by Internet. If you choose to submit a proxy by internet, go to www.voteproxy.com to complete an electronic proxy card. Have your proxy card in hand when you access the website and follow the instructions. Your internet vote must be received by 11:00 p.m. Eastern Time on July 10, 2026 to be counted.

Submit a Proxy by Virtually at the 2026 Annual Meeting. If you choose to submit a proxy virtually at the 2026 Annual Meeting via the internet, please visit the following website and use the following password. Be sure to have your control number available.

Website: https://edge.media-server.com/mmc/p/bgywaare

Password: cycurion2026

Vote at the 2026 Annual Meeting. Submitting a proxy by mail, internet or telephonically will not limit your right to vote at the 2026 Annual Meeting if you decide to attend the 2026 Annual Meeting and vote in person.

Beneficial Owner of Shares Held in Street Name. If you are a beneficial owner of shares of Voting Stock registered in the name of your broker, bank, or other nominee, you should have received a voting instruction form with these proxy materials from that organization rather than from the Company. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy form. Internet and telephone voting may be available to beneficial owners. Please refer to the voting instruction form provided by your broker, bank or other nominee.

As a beneficial owner of Voting Stock, you have the right to direct your broker, bank or nominee on how to vote the shares held in your account. However, since you are not a stockholder of record, you may not vote these shares of Voting Stock in person at the 2026 Annual Meeting unless you bring with you a legal proxy from the stockholder of record. A legal proxy may be obtained from your broker, bank or nominee.

Q.	What does it mean if I receive more than one proxy card?

A.	It indicates that you may have multiple accounts with us, brokers, banks, trustees, or other holders of record. Sign and return all proxy cards to ensure that all of your shares are voted. We encourage you to register all your accounts in the same name and address.

Q.	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A.	No. Your broker, bank or nominee cannot vote your shares unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee.

Q.	What items of business will be voted on at the 2026 Annual Meeting?

A.	The items to be voted on at the 2026 Annual Meeting are:

(1)	Proposal No. 1 - Approval of Amendment to our Charter to Implement a Classified Board of Directors Proposal;
(2)	Proposal No. 2 - Election of Directors Proposal;
(3)	Proposal No. 3 - Ratification of Appointment of Independent Registered Public Account Firm Proposal;
(4)	Proposal No. 4 - Approval, on an Advisory, Non-Binding Basis, the Compensation of our Named Executive Officers Proposal;
(5)	Proposal No. 5 - Recommendation, on a Non-Binding Basis, the Frequency of Future Advisory Votes on Compensation of Named Executive Officers Proposal;
(6)	Proposal No. 6 - Approval of the Amended and Restated Equity Incentive Plan to Permit Issuance of Preferred Stock Proposal; and
(7)	Proposal No. 7 - Adjournment Proposal.

2

Q.	What is the voting requirement to approve each of the proposals?

A:	The following table summarizes the voting requirements for each proposal:

Proposal	Vote Required	Voting Options	Effect of Abstentions (or the Withholding Authority)	Effect of Broker Non-Votes
Proposal No. 1: Approval of Amendment to the Charter to Implement a Classified Board of Directors Proposal;	The affirmative vote of a majority of the Voting Stock present in person or by proxy and entitled to vote on the matter is required.	“FOR” “AGAINST” “ABSTAIN”	Abstentions will have the effect of a vote “AGAINST” the proposal.	No Effect.

Proposal No. 2: Election of Directors Proposal	The plurality of the Voting Stock present in person or by proxy, and the nominees receiving the highest number of votes “FOR” election will be elected.	“FOR” “WITHHOLD”	No Effect.	No Effect.

Proposal No. 3: Ratification of Appointment of Independent Registered Public Account Firm Proposal	The affirmative vote of a majority of the Voting Stock present in person or by proxy and entitled to vote on the matter is required.	“FOR” “AGAINST” “ABSTAIN”	Abstentions will have the effect of a vote “AGAINST” the proposal.	No Effect (None Expected).

Proposal No. 4: Approval, on an Advisory, Non-Binding Basis, the Compensation of our Named Executive Officers Proposal	The affirmative vote of a majority of the Voting Stock present in person or by proxy and entitled to vote on the matter is required.	“FOR” “AGAINST” “ABSTAIN”	Abstentions will have the effect of a vote “AGAINST” the proposal.	No Effect.

Proposal No. 5: Recommendation, on a Non-Binding Basis, the Frequency of Future Advisory Votes on Compensation of Named Executive Officers Proposal	The affirmative vote of a majority of the Voting Stock present in person or by proxy and entitled to vote on the matter is required.	“1 YEAR” “2 YEARS” “3 YEARS” “ABSTAIN”	Abstentions will have the effect of a vote “AGAINST” the proposal.	No Effect.

Proposal No. 6: Approval of the Amended and Restated Equity Incentive Plan to Permit Issuance of Preferred Stock	The affirmative vote of a majority of the Voting Stock present in person or by proxy and entitled to vote on the matter is required.	“FOR” “AGAINST” “ABSTAIN”	Abstentions will have the effect of a vote “AGAINST” the proposal.	No Effect.

Proposal No. 7: Adjournment Proposal	The affirmative vote of a majority of the Voting Stock present in person or by proxy and entitled to vote on the matter is required.	“FOR” “AGAINST” “ABSTAIN”	Abstentions will have the effect of a vote “AGAINST” the proposal.	No Effect (None Expected).

Your shares will be voted in accordance with your instructions. If you are a stockholder of record and you sign, date and return a proxy card without specifying how you wish to vote, the proxies will vote your shares “FOR” each of Proposals 1 through 7 and, in their discretion, on any other matters properly brought before the 2026 Annual Meeting. If you are a beneficial owner, you should follow the instructions provided by your broker, bank or other nominee.

3

Q.	What constitutes a quorum?

A.	The presence, in person or by proxy, of a majority of the outstanding shares of Voting Stock entitled to vote at such meeting constitutes a quorum (with Preferred Voting Stock having voting rights on as-if-converted-to-Common Stock basis). We need a quorum of holders of Voting Stock to hold a validly convened 2026 Annual Meeting. If you have signed and returned your proxy card, your shares will be counted toward the quorum. If a quorum is not present, the chairman may adjourn the 2026 Annual Meeting, without notice other than by announcement at the 2026 Annual Meeting, until the required quorum is present. As of the Record Date, 12,247,792 shares of Voting Stock were issued and outstanding, with 10,662,429 shares of Common Stock and 1,585,363 shares of Preferred Voting Stock issued and outstanding. Thus, the presence of the holders of shares of Voting Stock representing at least 6,123,897 shares will be required to establish a quorum. Each share of Voting Stock is entitled to one vote per share at the 2026 Annual Meeting.

Q.	Are cumulative voting rights permitted in the election of directors?

A.	No. The Company’s Charter does not provide for cumulative voting. Directors are elected by a plurality of the votes cast.

Q.	Are any of the proposals considered “routine” matters for broker voting purposes?

A.	The ratification of the appointment of the independent registered public accounting firm (Proposal No. 3) and the adjournment proposal (Proposal No. 7) are generally considered routine matters for broker voting purposes. The approval of the amendments to the Charter to implement a classified board (Proposal No. 1), the election of directors (Proposal No. 2) and the advisory executive compensation proposals (Proposals No. 4 and 5) are considered non-routine matters. Accordingly, brokers do not have discretion to vote on such non-routine matters without specific instructions from the beneficial owner.

Q.	How does the Company determine whether a proposal is routine or non-routine?

A.	The classification of proposals as routine or non-routine is determined under New York Stock Exchange and The Nasdaq Stock Market (“Nasdaq”) rules and guidance, which govern whether brokers may vote uninstructed shares on a given proposal.

Q.	What impact will the advisory votes have on executive compensation decisions?

A.	The advisory votes on executive compensation and the frequency of future advisory votes are non-binding. However, the Board of Directors and the Compensation Committee (as defined below) value stockholder input and will consider the voting results when making future compensation decisions.

Q.	Will the results of the advisory votes be binding on the Company or the Board of Directors?

A.	No. The advisory votes are not binding on the Company, the Board of Directors or any committee of the Board of Directors.

4

Q.	Will any other business be transacted at the 2026 Annual Meeting? If so, how will my proxy be voted?

A.	We do not know of any business to be transacted at the 2026 Annual Meeting other than those matters described in this proxy statement.

Q.	May I change my vote or revoke my proxy?

A.	You may change your vote or revoke your proxy at any time before the final vote at the 2026 Annual Meeting.

Record Holder. To change your vote or revoke your proxy if you are the record holder, you may (1) file with our Chief Financial Officer a notice of revocation; (2) submit a later-dated proxy, subject to the voting deadlines that are described on the proxy card; or (3) attend the 2026 Annual Meeting and cast your vote in person. Attendance at the meeting will not, by itself, change or revoke a proxy unless you specifically so request. The last vote received chronologically will supersede any prior votes.

Beneficial Owner of Shares Held in Street Name. For shares of Voting Stock that you hold beneficially, you may change or revoke your vote by following instructions provided by your broker, bank or nominee.

Q.	What happens if the 2026 Annual Meeting is adjourned or postponed? Will I need to submit a new proxy?

A.	If the 2026 Annual Meeting is adjourned or postponed, proxies previously submitted will continue to be valid unless revoked. Stockholders may submit a new proxy at any time prior to the vote at the reconvened meeting.

Q.	What if I return a proxy card or otherwise submit a proxy but do not make specific choices?

A.	If you provide specific instructions, your shares of Voting Stock will be voted as you instruct. If you are a record holder and submit your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board of Directors, namely: (1) FOR Proposal No. 1; (2) FOR Proposal No. 2; (3) FOR Proposal No. 3; (4) FOR Proposal No. 4; (5) FOR Proposal No. 5; (6) FOR Proposal No. 6; and (7) FOR Proposal No. 7.

Q.	Will I be able to view the proxy materials electronically?

A.	Yes. To view this proxy statement and our 2025 Annual Report on Form 10-K (“Annual Report”) electronically, visit https://investors.cycurion.com/filings.

5

Q.	What should I do if I receive more than one proxy statement?

A.	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date, and return each proxy card and voting instruction card that you receive.

Q.	Where can I find the voting results of the 2026 Annual Meeting?

A.	We intend to announce preliminary voting results at the 2026 Annual Meeting and publish final results in a Current Report on Form 8-K, which we expect will be filed within four (4) business days of the 2026 Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four (4) business days after the 2026 Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four (4) business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

Q.	Who will count the votes?

A.	One or more inspectors of election will tabulate the votes.

Q.	What is the role of the inspector of elections?

A.	One or more independent inspectors of election will tabulate and certify the votes cast at the 2026 Annual Meeting and determine the final voting results.

Q.	How does the Company ensure the integrity and accuracy of the vote count?

A.	The Company utilizes established proxy tabulation procedures and independent inspectors of election to ensure that votes are accurately counted and reported in accordance with applicable law and stock exchange requirements.

Q.	Who is paying the costs associated with soliciting proxies for the 2026 Annual Meeting?

A.	We are soliciting proxies on behalf of our Board of Directors. This solicitation is being made by mail but also may be made by telephone or in person. Our directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. We will bear the cost of the solicitation.

We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.

Q.	Who can help answer my questions?

A.	If you have questions about the 2026 Annual Meeting or need assistance voting your shares, please contact:

D.F. King & Co., Inc.

28 Liberty Street, Floor 53

New York, NY 10005

Call Toll Free: (866) 342-4883

Banks and Brokers Call Collect: (646) 650-2319

Email: CYCU@dfking.com

6

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Corporate Governance Matters

Nasdaq requires that listed companies follow certain corporate governance rules relating to, among other things, the adoption and disclosure of corporate governance guidelines, director independence, and executive sessions of non-management and independent directors. We currently comply with the Nasdaq listing standards applicable to U.S. companies.

Corporate Governance Guidelines

Our Board of Directors has adopted corporate governance guidelines (the “Corporate Governance Guidelines”) covering, among other things, the authority, duties and responsibilities of and independence standards applicable to our directors. Our Corporate Governance Guidelines also address, among other things, the composition of the Board of Directors, Board of Directors’ committee structures and assignments, the procedures related to meetings of the Board of Directors, and the Board of Directors’ evaluation policies. A copy of our Corporate Governance Guidelines is available on our website at https://investors.cycurion.com/governance#committees. None of the information contained on our website is incorporated into or forms a part of this proxy statement.

Board Composition

Our business and affairs are organized under the direction of our Board of Directors. The Board of Directors will meet on a regular basis and additionally as required. In accordance with the terms of the amended and restated certificate of incorporation, the Board of Directors may establish the authorized number of directors from time to time by resolution. Our Board of Directors currently consists of five directors.

Director Independence

The applicable listing rules of Nasdaq, on which our shares of Common Stock is listed, generally require that a majority of the members of a listed company’s Board of Directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent.

In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in such member’s capacity as a member of the audit committee, the Board of Directors or any other board committee (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors conducts an annual review of the independence of our directors. The Board of Directors has determined that, as of the date hereof, each of the following members of the Board of Directors is an “independent director” as defined under the applicable Nasdaq standards and U.S. Securities and Exchange Commission (“SEC”) rules: Messrs. Peter R. Ginsberg, Reginald S. Bailey, Sr. and Kevin E. O’Brien.

Board Leadership Structure

Our Board of Directors does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board of Directors. Our Board of Directors believes that it is in our best interests to make that determination based on our direction and the current membership of the Board of Directors. The Board of Directors has determined that having a director who is the Chief Executive Officer and Chairman of the Board of Directors is in the best interest of our stockholders at this time. Currently, Mr. L. Kevin Kelly serves as our Chief Executive Officer and Chairman of the Board of Directors.

7

Our Board of Directors’ Role in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. Although our Board of Directors does not have a standing risk management committee, it administers this oversight function directly through the Board of Directors as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. Areas of focus include economic, operational, financial, regulatory, cybersecurity, privacy, compliance and reputational risks.

The audit committee of the Board of Directors (“Audit Committee”) is responsible for reviewing and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management. The Audit Committee also monitors compliance with legal and regulatory requirements and assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management. The compensation committee of the Board of Directors (“Compensation Committee”) assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking and whether our compensation plans, policies, and programs comply with applicable legal and regulatory requirements. The nominating and corporate governance committee of the Board of Directors (“Nominating and Corporate Governance Committee”) assesses risks related to our corporate governance practices, the independence of our Board of Directors and monitors the effectiveness of our governance guidelines.

We believe this division of responsibilities is an effective approach for addressing the risks we face and that our Board of Directors and committee leadership structure supports this approach.

Committees of the Board of Directors

The Board of Directors has formed the committees described below. Each of the committees operates pursuant to a written charter adopted by the committee or our Board of Directors. Each charter sets forth the committee’s specific functions and responsibilities. The Board of Directors may from time to time establish other committees. Each committee charter is available on our website at https://investors.cycurion.com/governance#committees. None of the information contained on our website is incorporated into or forms a part of this proxy statement.

Audit Committee

The Audit Committee assists the Board of Directors with its oversight of the integrity of the financial statements; the compliance with legal and regulatory requirements; the qualifications, independence and performance of the independent registered public accounting firm; the design and implementation of the financial risk assessment and risk management. Among other things, the Audit Committee is responsible for reviewing and discussing with management the adequacy and effectiveness of disclosure controls and procedures. The Audit Committee also discusses with management and independent registered public accounting firm the annual audit plan and scope of audit activities, scope, and timing of the annual audit of the financial statements, and the results of the audit, quarterly reviews of the financial statements and, as appropriate, initiates inquiries into certain aspects of the financial affairs.

The Audit Committee is responsible for establishing and overseeing procedures for the receipt, retention, and treatment of any complaints regarding accounting, internal accounting controls or auditing matters, as well as for the confidential and anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. In addition, the Audit Committee has direct responsibility for the appointment (subject to stockholder approval, if deemed advisable by the Board of Directors), compensation, retention, and oversight of the work of the independent registered public accounting firm. The Audit Committee has sole authority to approve the hiring and discharging of the independent registered public accounting firm (subject to stockholder approval, if deemed advisable by the Board of Directors), all audit engagement terms and fees and all permissible non-audit engagements with the independent auditor. The Audit Committee reviews and oversees all related party transactions in accordance with policies and procedures.

The Audit Committee is comprised of three members: Messrs. Ginsberg, Bailey, Sr., and O’Brien. Each member of the Audit Committee meets the requirements for independence under the current Nasdaq and SEC rules and regulations and each member is financially literate. In addition, the Board of Directors has determined that Mr. O’Brien, who is the chairman of the Audit Committee, is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Please see a description of Mr. O’Brien’s biography in this section under the heading “Members of Our Board of Directors”.

8

Compensation Committee

The Compensation Committee assists the Board of Directors with its oversight of the forms and amount of compensation for executive officers (including officers reporting under Section 16 of the Exchange Act), the administration of equity and non-equity incentive plans for employees and other service providers and certain other matters related to compensation programs. The Compensation Committee, among other responsibilities, evaluates the performance of our Chief Executive Officer and, in consultation with the Chief Executive Officer, evaluates the performance of other executive officers (including officers reporting under Section 16 of the Exchange Act). The Chief Executive Officer may not be present during any portion of a Compensation Committee meeting in which deliberation or any vote regarding their compensation occurs. The Compensation Committee may form subcommittees for any purpose that the Compensation Committee deems appropriate and may delegate to such subcommittees such power and authority as the Compensation Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided, further, that the Compensation Committee shall not delegate to a subcommittee any power or authority required by any law, regulation, or listing standard to be exercised by the Compensation Committee as a whole.

The Compensation Committee is comprised of three members: Messrs. Ginsberg, Bailey, Sr., and O’Brien. Mr. Ginsberg is the chairman of the Compensation Committee. The composition of the Compensation Committee meets the requirements for independence under the current Nasdaq and SEC rules and regulations. Each member of the Compensation Committee is a “non-employee” director within the meaning of Rule 16b-3 promulgated under the Exchange Act.

The Compensation Committee did not engage a compensation consultant for the 2025 fiscal year.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the Board of Directors with its oversight of and identification of individuals qualified to become members of the Board of Directors, consistent with criteria approved by the Board of Directors, and selects, or recommends that the Board of Directors selects, director nominees; develops and recommends to the Board of Directors a set of corporate governance guidelines; oversees the evaluation of the Board of Directors; and reviews and recommends to the Board of Directors improvements to the Corporate Governance Guidelines and our overall corporate governance on a periodic basis.

Our Nominating and Corporate Governance Committee’s responsibilities include identifying and screening director candidates (including incumbent directors for potential re-nomination and candidates recommended by stockholders in accordance with the Company’s policies as set forth in its proxy statement) consistent with criteria approved by the Board of Directors, and recommending to the Board of Directors candidates for nomination for election or re-election by the stockholders and any Board vacancies that are to be filled by the Board subject to any rights regarding the selection of directors by holders of preferred stock and any other contractual or other commitments of the Company.

The Nominating and Corporate Governance Committee is comprised of three members: Messrs. Ginsberg, Bailey, Sr., and O’Brien. Mr. O’Brien is the chairman of the Nominating and Corporate Governance Committee. The composition of the Nominating and Corporate Governance Committee meets the requirements for independence under the current Nasdaq and SEC rules and regulations.

Stockholder Communications with Directors

Stockholders who wish to communicate with the Board of Directors or any individual director may submit such communications in writing addressed to the Board of Directors or the applicable director, c/o the Chief Executive Officer, 1640 Boro Place, Suite 420C, McLean, Virginia 22102. All such communications must identify the sender as a stockholder of the Company. The Chief Executive Officer may require reasonable evidence of stock ownership prior to transmitting the communication to the Board of Directors or the relevant director.

9

Board and Committee Meetings and Attendance

Our Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During 2025: (i) our Board of Directors met four times; (ii) our Audit Committee jointly with our Board of Directors met three times; (iii) our Compensation Committee met zero times separately and three times jointly with the Board of Directors and the Audit Committee; and (iv) our Nominating and Corporate Governance Committee met three times and jointly with our Audit Committee zero times.

During the fiscal year ended December 31, 2025, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of all committees of the Board on which such director served during the period in which he or she served

Significant Employees

We do not employ any non-officers who are expected to make a significant contribution to our business.

Family Relationships

There are no family relationships among our directors and executive officers.

Code of Ethics

We have adopted a Code of Ethics, and we rely on our Board of Directors to review related party transactions on an ongoing basis to prevent conflicts of interest. Our Board of Directors reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to the Board of Directors for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If the Board of Directors finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. The Board of Directors approves or ratifies a transaction if it determines that the transaction is consistent with our best interests.

Insider Trading Policy

We have adopted an insider trading policy governing the purchase, sale and other dispositions of our securities by directors, officers and employees, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations.

Director and Officer Hedging

We have not adopted any practice or policy regarding the ability of our employees (including officers) or directors, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. As such, our employees, officer, directors or their designees are generally permitted to engage in these transactions.

Director and Officer Liability and Indemnification

We have purchased directors’ and officers’ liability insurance and have entered into indemnification agreements with each of directors and executive officers. The indemnification agreements and our Charter and our Second Amended and Restated Bylaws (the “Bylaws”) require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

10

Members of Our Board of Directors

The following sets forth certain information concerning the persons who serve as the Company’s directors or are nominated for election:

Name	Age	Position
L. Kevin Kelly	61	Chairman of the Board of Directors
Emmit McHenry	83	Director
Peter Ginsberg (1)(2)(3)	71	Director
Reginald S. Bailey, Sr. (1)(2)(3)	51	Director
Kevin E. O’Brien (1)(2)(3)	60	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Biographical information concerning the directors listed above is set forth below.

L. Kevin Kelly, Chief Executive Officer and Chairman of the Board of Directors

L. Kevin Kelly has served as Cycurion’s Chief Executive Officer since January 25, 2023 and Chairman of the Board of Directors since February 14, 2025. From March 2015, he was the Chief Executive of Halo Privacy, a Chicago, Illinois-based cyber security organization that focuses on digital security solutions for high-profile individuals and Fortune 500 companies. In 2014 and 2015, he was the Chief Executive Officer and President for the North American operations of Asia Pulp & Paper, an Asian-based pulp and paper entity that ranks as one of the largest in the world. Mr. Kelly’s career also included 16 years with Heidrick & Struggles International Incorporated, a world-wide premier executive search firm; during the last six years of his tenure ending in 2013, he served as its Chief Executive Officer. From January 2016 to April 2017, Mr. Kelly was based in the Greater Chicago Area, as an executive advisor to the BTS Group AB, a Swedish-headquartered global professional services firm. Mr. Kelly earned his Bachelor of Science from George Mason University and his Master of Business Administration from Duke University - The Fuqua School of Business.

Emmit McHenry, Director

Emmit McHenry has served as one of Cycurion’s directors since October 4, 2017, and also served as our Chief Executive Officer until January 25, 2023 and Chairman of the board of directors until February 14, 2025. Prior to joining the Company, Mr. McHenry was a founding Principal of Archura, LLC, in 2006, and held the positions of Chairman and Chief Executive Officer. Earlier in his career, Mr. McHenry founded and developed several other companies us, including NetCom Solutions International, Inc. and Network Solutions, Inc, the internet domain service provider. In addition, he has held management positions with International Business Machines (IBM), Connecticut General Life Insurance Company (now, CIGNA), Union Mutual, and Allstate Insurance Company, where he served in several positions, including Regional Vice President for the five northwestern states (Idaho, Oregon, Washington, Alaska, and Hawaii).

Mr. McHenry has held positions on the executive Committee for the Council on Competitiveness and the board of directors for James Martin Government Intelligence and Global Technology. Mr. McHenry obtained a Bachelor of Arts in Communications from the University of Denver and a Master of Arts in Communications from Northwestern University. Mr. McHenry also received an Honorary Doctor of Philosophy from Shaw University. Mr. McHenry is a Service-Disabled Veteran, having served in the United States Marine Corps. We believe that Mr. McHenry is qualified to serve on our board of directors because of his significant experience in corporate leadership and extensive knowledge of information security.

Peter R. Ginsberg, Director

Peter R. Ginsberg has served as one of our independent directors since November 30, 2023. He is a practicing attorney with a wide range of experience and successfully represented Cycurion in one of its matters in 2020. In February of 2023, he co-founded Moskowitz Colson Ginsberg & Schulman, LLP, of which he is a partner in the firm. Previously, he was a partner with Moskowitz & Book, LLP from July of 2021 until the co-founding of his current firm. He was a partner of Michelman & Robinson, LLP from December 2020 through July 2021. Prior to that, from September 2018 through December 2020, he was a partner at Robinson Brog Leinwand Greene Genovese & Gluck, P.C. and then moved with a number of its attorneys to Sullivan & Worcester LLP (US). Earlier in his career, Mr. Ginsberg was an Assistant U.S. Attorney in the Eastern District of New York,

Mr. Ginsberg received his B.A. in history from the University of Pennsylvania in 1976, his MS in international relations from the London School of Economics in 1977; and his J.D. from Columbia Law School of Law in 1980. We believe that Mr. Ginsberg is qualified to serve on our Board of Directors because of his long history with Cycurion and the ability to provide broad-based legal advice to the Board of Directors.

11

Reginald S. Bailey, Sr., Director

Reginald S. Bailey has served as one of our independent directors since February 14, 2025. He is a co-founder of, and from 2019 to present, is the Chief Operating Officer of Cysurance LLC, a Washington, D.C. and New York-based provider of a fully integrated cyber incident program. In 2017, Mr. Bailey co-founded, and thereafter has been, and remains, the managing principal of BoxTop Growth Partners LLC, a Washington, D.C. and New York-based boutique advisory firm. From 2012 to 2013, he served as Chief Operating Officer of Hofmann Brands and then from 2014 to 2017, he served as the Chief Executive Officer and a Board Member of Hofmann Brands, a Syracuse New York-based portfolio investment company to Hofmann Sausage Company LLC, Hofmann Hots, LLC, and The Handwich®. From 2008 to 2012, Mr. Bailey served as the Managing Partner of Phoenix International Management Group, LLC, a Washington DC-based privately owned consulting practice that specialized in global network infrastructure and business operations solutions. From 2000 to 2008 he served as the Managing Partner, President, and Chief Operating Officer of Worldwide Network Services, LLC, a Washington, D.C.-based SBA-certified defense contractor that he co-founded and which specialized in the engineering, design, installation, and maintenance of private networks within hazardous, remote, or geographically challenged environments worldwide.

Mr. Bailey earned a Bachelor of Science in Business Management from North Carolina Agricultural & Technical State University in 1995. We believe that Mr. Bailey is qualified to serve on our Board of Directors because of his broad experience in the cyber industry and his investment company advisory services.

Kevin E. O’Brien, Director

Kevin E. O’Brien has served as one of our independent directors since February 14, 2025. In 2000, he founded and, through its acquisition by Revere Data, LLC in 2002, served as the Chief Executive Officer of Gradience, Inc., a San Francisco, California-based provider of cloud-based services and software for on-demand marketing and financial services applications. From that acquisition in 2002 through 2013, Mr. O’Brien served as the President and Chief Executive Officer of and a Director of Revere Data, LLC, a San Francisco, California-based provider of specialty data, analytics, and index services to Fortune 500 and defense customers. Revere Data was acquired by FactSet Research Systems, Inc. (NYSE: FDS) in 2013, where, for the succeeding three years, he served as its Regional Director for the Americas. FactSet is a San Francisco, New York, and London-based provider of enterprise class software, analytics, and services to 126,000 in 24 countries. From 2016 to the 2024, he has been employed by Orbital Insight, Inc., a Palo Alto, California- based geospacial software and analytics Company that merges artificial intelligence and innovations to solve the world’s biggest business, national security, and societal problems as scale. During the first four years of his employment, he served as Orbital Insight’s Chief Operating Officer and, thereafter, from 2020 to 2024 as its Chief Executive Officer. From February 2024 to present, he serves as President at Chainalysis Government Solutions.

Mr. O’Brien received his B.B.A. in Management Information Systems from James Madison University in 1987 and his MBA from EDHEC Business School (Paris, France) in innovation, strategy, and information technology in 1994. We believe that Mr. O’Brien is qualified to serve on our Board of Directors because of his broad experience in the technology industry.

Director Compensation

As of June 8, 2026, we have three non-employee, independent directors and we did not pay or accrue any fees to our then-four non-employee directors, nor did we grant them any stock awards, option awards, non-equity incentive plan compensation, nonqualified deferred compensation, or any other compensation. No director has received compensation for their services as directors.

12

EXECUTIVE OFFICERS

Our executive officers and their ages as of June 8, 2026 and positions with Cycurion are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name	Age	Position
L. Kevin Kelly	61	Chief Executive Officer and Director
Ana L. Garcia	58	Chief Financial Officer

L. Kevin Kelly, Chief Executive Officer and Director.

Please see the biographical description of L. Kevin Kelly in the section “Board of Directors and Corporate Governance.”

Ana L. Garcia, Chief Financial Officer and Principal Accounting Officer

Ana L. Garcia has served as our Chief Financial Officer since June 1, 2026. Ms. Garcia has more than 20 years of senior finance leadership experience across public and private technology companies, including businesses in financial services, tech-enabled services and subscription software. From October 2018 to March 2026, Ms. Garcia held roles of increasing responsibility at KLDiscovery, a global provider of electronic discovery, information governance, and data recovery services, most recently serving as Vice President of Finance from 2021 to 2026 and as Interim Chief Financial Officer from May 2025 to August 2025. Prior to joining KLDiscovery, Ms. Garcia served in senior finance roles at Edelman Financial Services (now Edelman Financial Engines) from September 2014 to October 2018, MicroStrategy (now Strategy Inc.) from September 2007 to August 2014, and Spacenet, Inc. (now SageNet) from July 2005 to September 2007. Earlier in her career, she held finance roles at Savvis (now Lumen Technologies). Across these positions, she built high-performing FP&A teams, led board-level reporting, and supported M&A execution and post-merger integration. She holds a Master of Business Administration in Finance and a Bachelor of Science in Marketing, with Distinction, both from George Mason University, and is a Certified Financial Planner.

13

EXECUTIVE COMPENSATION

We are an “emerging growth company,” as defined under the Jumpstart Our Business Startups Act of 2012, and are therefore permitted to take advantage of certain reduced public company reporting requirements under the federal securities laws. Accordingly, this proxy statement includes the scaled executive compensation disclosures applicable to emerging growth companies and, where relevant, the executive compensation disclosure requirements applicable to a “smaller reporting company,” as defined in Rule 12b-2 under the Exchange Act.

As an emerging growth company, we are not required to hold advisory stockholder votes to approve the compensation of our named executive officers (“say-on-pay”) or to determine the frequency of such advisory votes (“say-on-frequency”) unless and until we cease to qualify as an emerging growth company.

We will remain an emerging growth company until the earliest of:

(i)	the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering;
(ii)	the last day of the first fiscal year in which our annual gross revenues equal or exceed $1.235 billion (as adjusted for inflation);
(iii)	the date on which we have issued more than $1 billion in non-convertible debt securities during the preceding rolling three-year period; or
(iv)	the date on which we become a “large accelerated filer,” as defined in Rule 12b-2 under the Exchange Act.

Named Executive Officers

Our named executive officers for 2025, which consist of our principal executive officer, principal financial officer and the next two most highly compensated executive officers, are:

●	L. Kevin Kelly, our Chief Executive Officer;

●	Alvin McCoy III, our Former Chief Financial Officer (1);

●	William Singleton, our Cyber Security Lead; and

●	Devin Ferreira, our Cyber Security Engineer.

(1)	Mr. Alvin McCoy III resigned as our Chief Financial Officer, effective May 31, 2026, and Ana L. Garcia was appointed as the Chief Financial Officer, effective June 1, 2026.

Summary Compensation Table

The following table sets forth certain compensation awarded to, earned by, or paid to the following “named executive officers,” which term is defined as follows:

(a)	all individuals serving as one of our principal executive officers during our fiscal years ended December 31, 2025 and 2024; and

(b)	each of our two other most highly compensated executive officers who were serving at the end of 2025.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
	2023	$113,120	-		-	$113,120
L. Kevin Kelly*	2024	$24,681	-		-	$24,681
Chief Executive Officer	2025	$518,750	-	$1,250,000	-	$1,768,750

	2023	$114,900	-		-	$114,900
Alvin McCoy, III**	2024	$114,900	-		-	$114,900
Former Chief Financial Officer	2025	$290,933	-	$1,000,000	-	$1,290,933

	2023	$177,293	-		-	$177,293
William Singleton,	2024	$179,262	-		-	$179,262
Cyber Security Lead	2025	$185,400	-		-	$185,400

	2023	$151,618	-		-	$151,618
Devin Ferreira,	2024	$160,680	-		-	$160,680
Cyber Security Engineer	2025	$160,680	-		-	$160,680

*L. Kevin Kelly received $275,000 in backpay from 2023 and 2024.

**Mr. Alvin McCoy III resigned as our Chief Financial Officer, effective May 31, 2026, and Ana L. Garcia was appointed as the Chief Financial Officer, effective June 1, 2026.

14

Narrative Disclosure to Summary Compensation Table

Employment Agreement with L. Kevin Kelly

On December 1, 2024, Cycurion and L. Kevin Kelly, Chief Executive Officer, entered into an employment agreement on a two-year term, commencing on December 1, 2024 and ending on December 1, 2026. During the employment period, Cycurion shall pay Mr. Kelly an annual base salary of $325,000 per annum. During the employment period, Cycurion shall pay to the executive an equity compensation of $500,000 of Company stock in the first year of employment payable quarterly. Mr. Kelly is eligible for a performance bonus based on results generated by the executive and through the Company. Targeted performance is $325,000 for year-one, and the performance bonus will increase for subsequent years based on future financial and non-financial results.

Employment Arrangement with Ana L. Garcia

On May 21, 2026, Cycurion entered into an offer letter with Ana L. Garcia to serve as Chief Financial Officer, commencing June 1, 2026. Ms. Garcia’s employment is on an at-will basis. During her employment, Cycurion will pay Ms. Garcia an annual base salary of $300,000, payable in accordance with the Company’s standard payroll practices. Ms. Garcia is eligible to receive an annual performance bonus of up to 50% of her base salary, based on the achievement of individual and Company performance objectives, as determined by the Chief Executive Officer. For 2026, any such bonus will be prorated based on her period of service during the year. In addition, Ms. Garcia will receive a one-time equity grant consisting of $300,000 in restricted stock units, subject to a three-year vesting schedule, and will be eligible to participate in the Company’s annual executive equity refresh program, subject to Board approval. If Ms. Garcia’s employment is terminated without cause, she will be entitled to severance benefits consisting of (i) six months of base salary, (ii) a pro rata portion of any earned bonus for the year of termination, and (iii) Company-paid COBRA premiums for up to six months, subject to her execution of a general release of claims.

Retention Packages

On June 16, 2025, our Board of Directors approved a retention package for L. Kevin Kelly, Chief Executive Officer, and Alvin McCoy III, former Chief Financial Officer, and issued each officer 100,000 shares of Common Stock under our 2025 Equity Incentive Plan on August 4, 2025.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

Other than as disclosed above, we have no contract, agreement, plan, or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement, or other termination of our directors or executive officers, or a change in control of our Company or a change in our directors’ or executive officers’ responsibilities following a change in control.

15

Compensation Discussion and Analysis

Our compensation philosophy is designed to attract, retain and motivate top-tier talent to drive our mission of delivering innovative cybersecurity and digital infrastructure solutions that safeguard critical assets for our clients in government, healthcare, and corporate sectors. Our compensation programs are structured to align the interests of our named executive officers with those of our stockholders, fostering a culture of performance, innovation, and long-term value creation. The Compensation Committee, composed entirely of independent directors, oversees the development and implementation of our compensation policies, guided by the following core objectives:

●	Pay-for-Performance Alignment: We prioritize linking executive compensation to the achievement of measurable financial, operational and strategic goals that enhance Cycurion’s market position and stockholder value. Our incentive programs are designed to reward executives for delivering strong financial performance, such as revenue growth (e.g., $15.1 million in revenue reported for 2025), successful execution of strategic initiatives such as the launch of our AI-enhanced ARx platform and expanding our client base through high-value contracts (e.g., $7.0 million in recent contract awards).

●	Competitive Compensation to Attract and Retain Talent: To compete in the fast-evolving cybersecurity industry, we offer compensation packages that are competitive with peer companies, including cybersecurity leaders such as Palo Alto Networks, CrowdStrike Holdings Inc., and Fortinet, Inc. Our programs balance fixed and variable compensation, including base salaries, annual cash incentives, and long-term equity awards, to attract and retain exceptional leaders capable of navigating complex cyber threats and driving innovation.

●	Long-Term Value Creation: We emphasize equity-based compensation, such as stock options and restricted stock units, to align executive incentives with long-term stockholder interests. By tying a significant portion of compensation to stock performance, we ensure that our executives are motivated to enhance Cycurion’s market position, achieve sustainable growth and deliver innovative solutions such as our AI-powered ARx platform, strategic partnerships (e.g., with CentralSquare Technologies, LLC and IQSTEL Inc.), and strategic acquisitions.

●	Transparency and Accountability: We are committed to transparent disclosure of our compensation practices to provide stockholders with a clear understanding of how pay decisions are made. The Compensation Committee evaluates executive performance based on a combination of quantitative metrics (e.g., revenue, gross margin improvement, and contract wins) and qualitative factors (e.g., leadership in advancing cybersecurity innovation and client satisfaction). We also consider input from independent compensation consultants and market data to ensure our programs are fair, competitive, and aligned with industry standards.

●	Risk Mitigation and Governance: Our compensation programs are designed to encourage prudent risk-taking that supports Cycurion’s strategic objectives without incentivizing undue risk. We maintain robust governance practices, including clawback policies to recover erroneously awarded compensation in the event of financial restatements, as required by Nasdaq rules, and regular reviews of our compensation structure to ensure alignment with stockholder interests and regulatory requirements.

●	Responsiveness to Stockholder Feedback: We value the perspectives of our stockholders and actively consider feedback from say-on-pay votes and investor engagements to refine our compensation programs. This ensures that our approach remains responsive to stockholder priorities, particularly in demonstrating the alignment between executive pay and company performance.

Our compensation philosophy is rooted in the belief that exceptional leadership drives Cycurion’s ability to innovate, grow and deliver unparalleled value to our clients and stockholders. By aligning executive rewards with measurable outcomes, such as a 900 basis point gross margin improvement (first quarter 2026) and developing acquisition pipeline (Halo Privacy, Secuvant, LLC and Digital Ally, Inc.), we reinforce our commitment to building a sustainable, high-performing organization that leads the cybersecurity industry.

16

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2025, the Compensation Committee was composed of Messrs. Ginsberg, Bailey, Sr., and O’Brien, and there were no insider participations or Compensation Committee interlocks among the members of the Compensation Committee of our Company. At all times during fiscal year 2025, the Compensation Committee was comprised solely of independent, non-employee directors.

Outstanding Equity Awards at Fiscal Year-End

We did not have any option awards or unvested stock awards outstanding as of December 31, 2025.

Equity Compensation Plan Information

The following table sets forth additional information as of December 31, 2025, regarding securities authorized for issuance under our existing equity compensation plans and arrangements, divided between plans approved by our stockholders and plans or arrangements that were not required to be and were not submitted to our stockholders for approval. The equity compensation plan approved by our stockholders is our 2025 Equity Incentive Plan.

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted- average exercise price of outstanding options, warrants and rights ($)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by stockholders:
2025 Equity Incentive Plan	200,000	10.00	24,628,980
Equity compensation plans not approved by stockholders:	0	0	0
Total	200,000	10.00	24,628,980

2025 Equity Incentive Plan

In February 2025, we adopted the 2025 Equity Incentive Plan that provide for the issuance of up to 10,000,000 shares of Common Stock to our officers, directors and other employees. In September 2025, upon approval by our stockholders, we increased the number of authorized shares issuable under the 2025 Equity Incentive Plan from 10,000,000 to 25,000,000 shares of Common Stock. In 2025, we issued 371,020 shares to ten stockholders under the 2025 Equity Incentive Plan.

17

PROPOSAL NO. 1 – APPROVAL OF AMENDMENT TO OUR CHARTER TO IMPLEMENT A CLASSIFIED BOARD OF DIRECTORS

Overview

The Board of Directors has approved, and recommends that stockholders approve, an amendment to the Company’s Charter to implement a classified, or staggered, Board of Directors, substantially in the form attached as Exhibit A.

Delaware law provides that, unless otherwise provided in a company’s certificate of incorporation or bylaws, directors are elected for a one-year term at each annual meeting of stockholders. If approved, the Board of Directors will be divided, into three classes, as nearly equal in number as possible, designated:

●	Class I
●	Class II
●	Class III

Terms of Directors

Each director elected to the Board of Directors following approval of this proposal will serve for a three-year term, with the term of one class expiring at each annual meeting of stockholders.

To implement the classified structure:

●	Class I directors will serve an initial term expiring at the 2027 annual meeting.
●	Class II directors will serve an initial term expiring at the 2028 annual meeting.
●	Class III directors will serve an initial term expiring at the 2029 annual meeting.

Thereafter, directors will be elected each year to succeed the class whose term is expiring, for three-year terms. Any director so elected shall be assigned by the Board of Directors to the class of directors to which such vacancy or directorship relates and shall hold office for the remainder of the full term of such class and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal.

If Proposal No. 1 is approved and the amendment to the Charter is filed with the Delaware Secretary of State, the Board of Directors intends to amend the Bylaws to be consistent with any changes to the amendment to the Charter approved by stockholders at the 2026 Annual Meeting, as attached hereto as Exhibit B.

Effect of Proposal

If this proposal is approved:

●	Proposal No. 2 (Election of Directors) will elect directors into classified terms if Proposal No. 1 is approved.
●	The Board of Directors will transition from annual elections to staggered elections.

If this proposal is not approved:

●	All directors will continue to be elected annually (as currently structured).

Purpose and Rationale

The Board of Directors believes that a classified board structure:

●	promotes continuity and stability in leadership;
●	enhances the Board’s ability to focus on long-term strategy; and
●	helps retain experienced directors with institutional knowledge.

However, the Board of Directors also recognizes that a classified board may reduce the ability of stockholders to change control of the Board of Directors in a single year.

18

Advantages of a Classified Board of Directors

Our Board of Directors believes that a classified board structure will help to assure the continuity and stability of our long-term policies in the future and to reduce our vulnerability to hostile and potentially abusive takeover tactics that could be adverse to the best interests of our company and its stockholders. Our Board of Directors believes that, by encouraging potential acquirers to negotiate directly with our Board of Directors, thereby giving our Board of Directors added leverage in such negotiations, a classified board structure will increase the likelihood of bona fide offers for our company by serious acquirers. A classified board would not preclude unsolicited acquisition proposals but, by eliminating the threat of imminent removal, would put our Board of Directors in a position to act to maximize value for all stockholders. A longer term in office also would allow our directors to stay focused on long-term value creation, without undue pressure that may come from special interest groups intent on pursuing their own agenda at the expense of the interests of our company and its stockholders. Further, it would enable us to benefit more effectively from directors’, particularly non-management directors’, experience and knowledge of our company; while helping us attract and retain highly qualified individuals willing to commit the time and dedication necessary to understand our company, its operations and its competitive environment.

Disadvantages of a Classified Board of Directors

While a classified board of directors may have the beneficial effects discussed immediately above, it may also discourage some takeover bids, including some that would otherwise allow stockholders the opportunity to realize a premium over the market price of their stock or that a majority of our stockholders otherwise believes may be in their best interests to accept or where the reason for the desired change is inadequate performance of our directors or management. Because of the additional time required to change control of our Board of Directors, a classified board may also make it more difficult and more expensive for a potential acquirer to gain control of our Board of Directors and our company. Currently, a change in control of our Board of Directors can be made by stockholders holding a plurality of the votes cast at a single annual meeting where there is a contested director election. If we establish a classified board of directors, it will take at least two annual meetings following the annual meeting at which the classified board structure becomes effective for a potential acquirer to effect a change in control of our Board, even if the potential acquirer were to acquire a majority of our outstanding common stock.

Anti-Takeover Effects

A classified board of directors may increase the amount of time required for a takeover bidder to obtain control of our company without the cooperation of our Board of Directors, even if the takeover bidder were to acquire a majority of the voting power of our outstanding common stock. Without the ability to obtain immediate control of our Board of Directors, a takeover bidder will not be able to take action to remove other impediments to its acquisition of our company. Thus, a classified board of directors could discourage certain takeover attempts, perhaps including some takeovers that stockholders may feel would be in their best interests. Further, a classified board of directors will make it more difficult for stockholders to change the majority composition of our Board of Directors, even if our stockholders believe such a change would be beneficial. Because a classified board of directors will make the removal or replacement of directors more difficult, it will increase the directors’ security in their positions, and could be viewed as tending to perpetuate incumbent management. Since the creation of a classified board of directors will increase the amount of time required for a hostile bidder to acquire control of our company, the existence of a classified board of directors could tend to discourage certain tender offers that stockholders might feel would be in their best interest. However, our Board of Directors believes that forcing potential bidders to negotiate with our Board of Directors for a change of control transaction will allow our Board of Directors to better maximize stockholder value in any change of control transaction.

Vote Required

The approval of Proposal No. 1 requires the affirmative vote of a majority of the Voting Stock present in person or by proxy and entitled to vote at the meeting.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 1.

19

PROPOSAL NO. 2 - ELECTION OF DIRECTORS

To elect the following four nominees to our Board of Directors: L. Kevin Kelly and Emmit McHenry as Class I directors, to serve until the 2027 annual meeting of stockholders and until his successor is duly elected and qualified; Peter Ginsberg and Reginald S. Bailey, Sr. as Class II directors, each to serve until the 2028 Annual Meeting of Stockholders and until his successor is duly elected and qualified; and Kevin E. O’Brien as a Class III director, to serve until the 2029 Annual Meeting of Stockholders and until his successor is duly elected and qualified. If Proposal No. 1 is not approved, all four nominees will be elected to serve until the 2027 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

Biographical information concerning the directors listed above is listed in the section “Board of Directors and Corporate Governance.”

If Proposal No. 1 is approved, each director elected pursuant to this proposal will serve in the class and for the initial term assigned above. If Proposal No. 1 is not approved, each director will serve for a one-year term expiring at the 2027 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

Vote Required

Under our plurality voting standard, each nominee for director must receive a greater number of votes cast “FOR” such nominee than votes cast “WITHHOLD” in order to be elected. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Nominee Information

Our Board of Directors believes that each of the nominees possesses the experience, qualifications, attributes and skills that the Board of Directors considers necessary to serve as a director of the Company. The nominees’ biographical information and the Board of Directors’ reasons for nominating each individual are described in detail in the section of this proxy statement entitled “Board of Directors and Corporate Governance.”

There are no family relationships among any of the directors or executive officers. There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected for election as a director.

If any nominee is unable or unwilling to serve as a director if elected, the Board of Directors may designate a substitute nominee or may reduce the size of the Board of Directors, in each case in accordance with Article III of the Company’s Bylaws and applicable law. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve if elected.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that stockholders vote “FOR” the election of L. Kevin Kelly and Emmit McHenry as Class I directors, Peter Ginsberg and Reginald S. Bailey, Sr. as Class II directors, and Kevin E. O’Brien as a Class III director, in each case if Proposal No. 1 is approved. If Proposal No. 1 is not approved, our Board of Directors unanimously recommends that stockholders vote “FOR” the election of each such nominee to serve a one-year term expiring at the 2027 Annual Meeting of Stockholders.

The Board of Directors currently consists of five members. If Proposal No. 2 is approved, the Board of Directors will consist of five members.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED IN PROPOSAL NO. 2.

20

PROPOSAL NO. 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed WWC, P.C. as the Company’s independent registered public accounting firm to audit the consolidated financial statements of Cycurion, Inc. for the fiscal year ending December 31, 2026, and recommends that stockholders ratify this appointment.

A representative of WWC, P.C. is not expected to be present at the 2026 Annual Meeting. The affirmative vote of the holders of a majority of the shares of Voting Stock present in person or by proxy and entitled to vote will be required to ratify the appointment of WWC, P.C.

If stockholders do not ratify the appointment, the Audit Committee will reconsider its selection of the independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee retains the authority, in its sole discretion, to appoint a different independent registered public accounting firm at any time if it determines that such change would be in the best interests of the Company and its stockholders.

Audit Fees and Pre-Approval Information

The following table presents the aggregate fees billed by WWC, P.C. for professional services rendered for the fiscal years ended December 31, 2025 and 2024:

Fee Category	2025	2024
Audit Fees(1)	$250,000	$200,000
Audit-Related Fees(2)	$0	$0
Tax Fees(3)	$0	$0
All Other Fees(4)	$0	$0
Total	$250,000	$200,000

(1)	Audit Fees consist of fees billed for the audit of the Company’s annual consolidated financial statements and the review of the Company’s interim financial statements included in its Quarterly Reports on Form 10-Q, as well as services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
(2)	Audit-Related Fees consist of fees billed for assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under Audit Fees.
(3)	Tax Fees consist of fees billed for professional services rendered by the independent registered public accounting firm for tax compliance, tax advice, and tax planning.
(4)	All Other Fees consist of fees billed for products and services provided by the independent registered public accounting firm other than the services reported under Audit Fees, Audit-Related Fees or Tax Fees.

Pre-Approval Procedures

All audit and non-audit services provided by WWC, P.C. during fiscal year 2025 were pre-approved or ratified by the Audit Committee in accordance with applicable SEC rules and Audit Committee policies.

21

Report of the Audit Committee

The Audit Committee reviews the Company’s financial reporting processes on behalf of the Board of Directors. Management is responsible for the financial statements and the reporting processes, including the internal control over financial reporting. The Company’s independent registered public accounting firm, WWC, P.C., is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles. The Audit Committee monitors these processes. The Audit Committee has reviewed and discussed the audited financial statements with management.

As required by the standards of the Public Company Accounting Oversight Board (“PCAOB”), the Audit Committee has discussed with WWC, P.C. the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has received the written disclosures and letters from WWC, P.C. required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with WWC, P.C. the independence of WWC, P.C. from the Company and management.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2025 for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Kevin E. O’Brien (Chairman)

Peter R. Ginsberg

Reginald S. Bailey, Sr.

Interest of Certain Persons in Matter to be Acted Upon

No officer or director of the Company, nor any of their respective affiliates, has any direct or indirect interest in Proposal No. 3 that is not shared by all stockholders.

Vote Required

The affirmative vote of a majority of the shares of Common Stock and Preferred Voting Stock outstanding and entitled to vote is required to approve Proposal No. 3.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 3.

22

PROPOSAL NO. 4 - APPROVAL, ON AN ADVISORY, NON-BINDING BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, and in accordance with applicable rules of the SEC, the Board of Directors is providing stockholders with the opportunity to cast a non-binding advisory vote on the compensation of the Company’s named executive officers, as disclosed in this proxy statement (commonly referred to as “say-on-pay”).

This say-on-pay proposal gives stockholders the opportunity to express their views on the overall compensation philosophy, policies, and practices of the Company as they relate to the compensation of our named executive officers. The vote is not intended to address any specific element of compensation or the compensation of any individual executive officer, but rather the compensation of our named executive officers as a group, as described in this proxy statement.

Because this vote is advisory in nature, it will not be binding on the Company, the Board of Directors, or the Compensation Committee, and will not directly affect any compensation already paid or awarded to our named executive officers. However, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will consider the outcome of this vote when making future executive compensation decisions.

Stockholders are encouraged to carefully review the section entitled “Executive Compensation”, including the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosures. The Board of Directors believes that the Company’s executive compensation programs are designed to attract, motivate, and retain experienced and high-performing executives, align executive compensation with stockholder interests, and support the Company’s long-term strategic objectives, while maintaining appropriate cost discipline and governance oversight.

Accordingly, the Board of Directors is asking stockholders to indicate their support for the compensation of the Company’s named executive officers by voting “FOR” the following resolution:

“RESOLVED, that the stockholders of the Company approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement for the 2026 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative disclosures.”

Vote Required

The affirmative vote of a majority of the shares of Common Stock and Preferred Voting Stock outstanding and entitled to vote is required to approve Proposal No. 4.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 4.

23

PROPOSAL NO. 5 - RECOMMENDATION, ON A NON-BINDING BASIS, THE FREQUENCY OF FUTURE ADVISORY VOTES ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act and in accordance with the rules of the SEC, we are providing our stockholders with the opportunity to vote, on a non-binding advisory basis, on the frequency of future stockholder advisory votes on the compensation of our named executive officers (commonly referred to as “say-on-pay” votes).

Stockholders may vote to recommend that such advisory votes occur every one (1) year, every two (2) years, or every three (3) years, or may abstain from voting.

The Board of Directors and the Compensation Committee have carefully considered this matter and believe that holding an advisory vote on executive compensation every year continues to be appropriate. An annual say-on-pay vote provides stockholders with a meaningful and regular opportunity to communicate their views on our executive compensation program and supports ongoing engagement between the Company and its stockholders.

Because this vote is advisory, it is not binding on the Company, the Board of Directors, or the Compensation Committee. However, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when determining the frequency of future say-on-pay votes. Nevertheless, the Board of Directors may determine to hold say-on-pay votes on a frequency different from that recommended by stockholders, as permitted by applicable law.

Vote Required

The affirmative vote of a majority of the shares of Common Stock and Preferred Voting Stock outstanding and entitled to vote is required to approve Proposal No. 5.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS AND COMPENSATION COMMITTEE RECOMMEND A VOTE OF “ONE (1) YEAR” FOR PROPOSAL NO. 5 WITH RESPECT TO THE ADVISORY VOTE ON THE FREQUENCY OF FUTURE “SAY-ON-PAY” VOTES.

24

PROPOSAL NO. 6 – APPROVAL OF THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN TO PERMIT ISSUANCE OF PREFERRED STOCK

General

The Board of Directors is submitting for stockholder approval the Amended and Restated 2025 Equity Incentive Plan (the “Plan”).

The primary purpose of the amendment and restatement is to authorize and permit the issuance of equity-based awards denominated in, payable in, or otherwise based on shares of Preferred Stock, in addition to Common Stock, thereby expanding the Company’s equity compensation tools and enabling the Company to utilize Preferred Stock as a form of compensatory equity under the Plan.

The Board of Directors approved the Plan on [●], 2026, subject to stockholder approval.

Background and Purpose of the Amendment

The Company’s current equity incentive plan authorizes the grant of awards based solely on shares of Common Stock. The Board believes that it is in the best interests of the Company and its stockholders to amend and restate the Plan to permit awards based on Preferred Stock.

The amendment is intended to:

●	Expressly authorize the issuance of Preferred Stock under the Plan;
●	Provide the Company with greater flexibility in designing long-term incentive compensation;
●	Align compensation structures with the Company’s capital structure and strategic initiatives;
●	Facilitate the use of convertible or structured preferred equity instruments in connection with hiring, retention and strategic transactions; and
●	Enhance the Company’s ability to attract, retain and motivate employees, directors and consultants.

The Board believes that providing flexibility to use Preferred Stock as a form of equity compensation will enable the Company to compete more effectively for talent and better align compensation with stockholder interests.

Summary of the Amended and Restated Plan

The following is a summary of the material terms of the Plan, as proposed to be amended and restated. This summary is qualified in its entirety by reference to the full text of the Plan, which is attached to this proxy statement as Exhibit C.

Authorized Shares

Subject to adjustment as described in the Plan, the maximum aggregate number of shares of the Company’s capital stock that may be issued pursuant to awards under the Plan is 25,000,000 shares (the “Share Reserve”).

Shares issued under the Plan may consist of:

●	shares of the Company’s Common Stock; and
●	shares of the Company’s Preferred Stock, including any series thereof.

All shares issued under the Plan, whether Common Stock or Preferred Stock, will be counted against the Share Reserve. The issuance of Preferred Stock under the Plan will not increase the total number of shares authorized for issuance under the Plan.

25

Authorization of Preferred Stock Awards

The amended and restated Plan permits the Company to grant awards that are:

●	denominated in Preferred Stock;
●	payable in Preferred Stock; or
●	otherwise based on the value of Preferred Stock.

These awards may include:

●	restricted Preferred Stock;
●	Preferred Stock units;
●	performance-based awards payable in Preferred Stock;
●	convertible or exchangeable Preferred Stock awards; and
●	other equity-based awards referencing Preferred Stock.

Administration

The Plan will be administered by the Board of Directors or by a committee of the board (the “Administrator”). The Administrator will have broad authority to administer the Plan, including the authority to:

●	select participants;
●	determine the types and size of awards;
●	establish vesting and performance conditions;
●	determine the class or series of Preferred Stock applicable to an award; and
●	establish the rights, preferences and other terms applicable to Preferred Stock issued under the Plan.

Types of Awards

The Plan permits the grant of a variety of equity-based awards, including:

●	incentive stock options (with respect to Common Stock only);
●	non-qualified stock options;
●	stock appreciation rights (“SARs”);
●	restricted stock and restricted stock units (“RSUs”);
●	performance-based awards;
●	dividend equivalent rights;
●	other stock-based awards; and
●	Preferred Stock-based awards, as described above.

Adjustments

In the event of certain corporate transactions, including stock splits, recapitalizations, mergers, or similar events, the Administrator will make appropriate adjustments to outstanding awards and the Share Reserve. Such adjustments may apply to awards based on Common Stock and Preferred Stock, including any changes affecting the rights or structure of any series of Preferred Stock.

Important Considerations

Stockholders should consider the following factors when voting on this proposal:

●	Dilution Risk. The issuance of shares under the Plan, including Preferred Stock, may result in dilution to existing stockholders.
●	Preferred Stock Rights. Preferred Stock may have rights, preferences or privileges that differ from, and may be senior to, those of Common Stock.
●	Board Flexibility. The Plan provides the Administrator with significant discretion in structuring awards, including awards based on Preferred Stock.
●	No Increase in Share Reserve. The amendment does not increase the total number of shares authorized for issuance under the Plan.

26

Termination of Employment or Other Service

The Plan provides for certain default rules in the event of a termination of a participant’s employment or other service. These default rules may be modified in an award agreement or an individual agreement between Cycurion and a participant. If a participant’s employment or other service with Cycurion is terminated for cause, then all outstanding awards held by such participant will be terminated and forfeited. In the event a participant’s employment or other service with Cycurion is terminated by reason of death, disability or retirement, then:

●	All outstanding stock options (excluding non-employee director options in the case of retirement) and SARs held by the participant will, to the extent exercisable, remain exercisable for a period of six (6 months) after such termination, but not later than the date the stock options or SARs expire;
●	All outstanding stock options and SARs that are not exercisable and all outstanding restricted stock will be terminated and forfeited; and

In the event a participant’s employment or other service with Cycurion is terminated by reason other than for cause, death, disability or retirement, then such Participant (as defined in Exhibit C) may, but only during the Post-Termination Exercise Period (as defined in the Exhibit C) (but in no event later than the expiration date of the term of such Award (as defined in Exhibit C) as set forth in the Award Agreement (as defined in Exhibit C)), exercise the portion of the Participant’s Award that was vested at the date of such termination or such other portion of the Participant’s Award as may be determined by the Administrator. The Participant’s Award Agreement may provide that upon the termination of the Participant’s Continuous Service for Cause (as defined in Exhibit B), the Participant’s right to exercise the Award shall terminate concurrently with the termination of the Participant’s Continuous Service. In the event of a Participant’s change of status from employee to consultant, an employee’s Incentive Stock Option (as defined in Exhibit C) shall convert automatically to a Non-Qualified Stock Option (as defined in Exhibit C) on the day three (3) months and one (1) day following such change of status. To the extent that the Participant’s Award was unvested at the date of termination, or if the Participant does not exercise the vested portion of the Participant’s Award within the Post-Termination Exercise Period, the Award shall terminate.

Forfeiture and Recoupment

The Administrator shall have the authority to require the participant to repay to the Company, within ten (10) days following receipt of written notice from the Company, any amount received or the amount realized as a result of any such exercise, vesting, issuance or payment.

In addition, if Cycurion is required to prepare an accounting restatement due to material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, then any participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 will reimburse Cycurion for the amount of any award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the SEC, as the case may be, of the financial document embodying such financial reporting requirement. Cycurion also may seek to recover any award made as required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other clawback, forfeiture, or recoupment provision required by applicable law or under the requirements of any stock exchange or market upon which Common Stock of Cycurion is then listed or traded or any policy adopted by Cycurion.

Effect of Change in Control

Generally, a “change in control” will mean:

●	the acquisition, other than from the Company, by any individual, entity or group of beneficial ownership of 50% or more of the then-outstanding shares of Common Stock or Preferred Stock (or voting power thereof) of Cycurion;
●	the consummation of a reorganization, merger or consolidation of Cycurion with respect to which all or substantially all of the individuals or entities who were the beneficial owners of Common Stock or Preferred Stock of Cycurion immediately prior to the transaction do not, following the transaction, beneficially own more than 50% of the outstanding shares of capital stock and voting securities of the corporation resulting from the transaction; or
●	a complete liquidation or dissolution of Cycurion or the sale or other disposition of all or substantially all of the assets of Cycurion.

27

Subject to the terms of the applicable award agreement or any individual agreement between Cycurion and a participant, upon a change in control, the Administrator may, in its discretion:

●	determine whether some or all outstanding options and stock appreciation rights shall become exercisable in full or in part;
●	determine whether the restriction period and performance period applicable to some or all outstanding restricted stock awards, restricted stock units or other equity-based awards shall lapse in full or in part; and
●	determine whether the performance measures applicable to some or all outstanding awards shall be deemed to be satisfied.

The Administrator may issue Awards under the Plan in settlement, assumption, or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

Term, Termination and Amendment

Unless sooner terminated by the Board, the Plan will terminate at midnight on the day before the ten-year anniversary of its effective date. No Award will be granted after the termination of the Plan; however, Awards outstanding at the time of such termination will continue in effect in accordance with their respective terms and conditions and the terms and conditions of the Plan.

Subject to the provisions of the Plan and applicable law, the Board may at any time suspend or terminate the Plan and may amend the Plan or amend or modify the terms of any outstanding Award.

No amendment to the Plan will be effective without the approval of the Company’s stockholders if such approval is required pursuant to:

●	Section 422 of the Code;
●	the rules of any stock exchange or national market system on which the Company’s Common Stock is then listed or traded;
●	applicable U.S. federal or state laws or regulations; or
●	the applicable laws of any foreign jurisdiction in which Awards are, or will be, granted.

In addition, stockholder approval will be required for any amendment that increases the maximum aggregate number of Shares which may be issued.

For purposes of the foregoing, references to “Shares” include shares of Common Stock and Preferred Stock. No termination, suspension or amendment of the Plan, and no amendment or modification of an Award, shall adversely affect the rights of any participant with respect to any outstanding Award without such participant’s written consent, except as otherwise permitted under the terms of the Plan or required to comply with applicable law.

Tax Consequences of Awards

Incentive Stock Options

With respect to Incentive Stock Options (“ISOs”), which may be granted only with respect to shares of Common Stock, generally, the participant is not taxed, and Cycurion is not entitled to a deduction, on either the grant or the exercise of an ISO so long as the requirements of Section 422 of the Code continue to be satisfied.

If the participant satisfies the applicable holding period requirements and does not dispose of the shares of Common Stock acquired upon exercise of an ISO until at least one year after the date of exercise and at least two years after the date of grant, any gain or loss realized upon the sale of such shares will be treated as long-term capital gain or loss.

If the shares of Common Stock are disposed of before these holding periods expire (a “disqualifying disposition”), the participant will recognize ordinary income in an amount equal to the lesser of:

(i) the excess, if any, of the fair market value of the Common Stock on the date of exercise over the exercise price; or

(ii) if the disposition is a taxable sale or exchange, the amount of gain realized.

Upon a disqualifying disposition, Cycurion generally will be entitled to a corresponding deduction in the same tax year equal to the amount of ordinary income recognized by the participant, subject to Section 162(m) of the Code.

28

Non-Qualified Stock Options

The grant of a stock option that does not qualify as an ISO (a “Non-Qualified Stock Option”) generally is not a taxable event for the participant.

Upon exercise of a Non-Qualified Stock Option, the participant will generally recognize ordinary income equal to the excess of the fair market value of the Shares (which may include Common Stock or Preferred Stock, if applicable) acquired upon exercise over the exercise price. Cycurion will generally be entitled to a corresponding deduction in the same tax year, subject to Section 162(m) of the Code.

Upon a subsequent sale or disposition of the Shares acquired upon exercise, any gain or loss will be treated as capital gain or loss (long-term or short-term depending on the holding period).

Stock Appreciation Rights

The grant of a stock appreciation right (“SAR”) will not result in taxable income to the participant or a deduction to Cycurion.

Upon exercise of an SAR, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of Shares (including Common Stock or Preferred Stock, as applicable) received. Cycurion will generally be entitled to a corresponding deduction in an equal amount in the same tax year, subject to Section 162(m) of the Code.

Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards

The federal income tax consequences of restricted stock, RSUs, performance awards, and other stock-based awards depend on the specific terms of the award, including the nature of any restrictions imposed.

In general, if an award of Shares (which may include Common Stock or Preferred Stock) is subject to a “substantial risk of forfeiture” and is nontransferable, the participant will not recognize income until the earlier of (i) the lapse of such restrictions or (ii) the time the Shares become transferable. At that time, the participant will recognize ordinary income equal to the excess of the fair market value of the Shares over the amount, if any, paid for such Shares, and Cycurion will generally be entitled to a corresponding deduction, subject to Section 162(m) of the Code.

A participant may elect under Section 83(b) of the Code to recognize income at the time of grant of restricted stock, in which case the participant will recognize ordinary income equal to the excess of the fair market value of the Shares at the time of grant over the purchase price, if any, and Cycurion will generally be entitled to a corresponding deduction, subject to Section 162(m) of the Code.

If a stock unit award or other stock-based award is granted but no Shares are issued at the time of grant, the participant generally will recognize ordinary income when the Shares (or cash) are delivered, equal to the fair market value of the Shares (or amount of cash) received at such time, and Cycurion will generally be entitled to a corresponding deduction, subject to Section 162(m) of the Code.

Dividend Equivalent Rights

There are generally no U.S. federal income tax consequences to the recipient or Cycurion on the grant of a dividend equivalent right. When the dividend equivalent right is converted to cash and/or additional shares of common stock and distributed to the recipient of a dividend equivalent right, the cash or the fair market value of the shares of common stock will be taxable to the recipient as ordinary income and Cycurion will be entitled to a corresponding deduction for tax purposes, subject to Section 162(m) of the Code.

29

Withholding Obligations

Cycurion is entitled to withhold and deduct from future wages of the participant, to make other arrangements for the collection of, or to require the participant to pay to Cycurion, an amount necessary for it to satisfy the participant’s federal, state or local tax withholding obligations with respect to awards granted under the Plan. Withholding for taxes may be calculated based on the maximum applicable tax rate for the participant’s jurisdiction or such other rate that will not trigger a negative accounting impact on Cycurion. The Committee may permit a participant to satisfy a tax withholding obligation by withholding shares of Common Stock of Cycurion underlying an award, tendering previously acquired shares, delivery of a broker exercise notice or a combination of these methods.

Code Section 409A

A participant may be subject to a 20% penalty tax, in addition to ordinary income tax, at the time a grant becomes vested, plus an interest penalty tax, if the grant constitutes deferred compensation under Section 409A of the Code and the requirements of Section 409A of the Code are not satisfied.

Code Section 162(m)

Pursuant to Section 162(m) of the Code, the annual compensation paid to an individual who is a “covered employee” is not deductible by Cycurion to the extent it exceeds $1 million. The Tax Cut and Jobs Act, signed into law on December 22, 2017, amended Section 162(m), effective for tax years beginning after December 31, 2017, (i) to expand the definition of a “covered employee” to include any person who was the Chief Executive Officer or the Chief Financial Officer at any time during the year and the three (five, for tax years beginning after December 31, 2026) most highly compensated officers (other than the Chief Executive Officer or the Chief Financial Officer) who were employed at any time during the year whether or not the compensation is reported in the Summary Compensation Table included in the proxy statement for Cycurion’s Annual Meeting; (ii) to treat any individual who is considered a covered employee at any time during a tax year beginning after December 31, 2016 as remaining a covered employee permanently; and (iii) to eliminate the performance-based compensation exception to the $1 million deduction limit.

Excise Tax on Parachute Payments

Unless otherwise provided in a separate agreement between a participant and Cycurion, if, with respect to a participant, the acceleration of the vesting of an award or the payment of cash in exchange for all or part of an award, together with any other payments that such participant has the right to receive from Cycurion, would constitute a “parachute payment” then the payments to such participant will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code. Such reduction, however, will only be made if the aggregate amount of the payments after such reduction exceeds the difference between the amount of such payments absent such reduction minus the aggregate amount of the excise tax imposed under Section 4999 of the Code attributable to any such excess parachute payments. If such provisions are applicable and if an employee will be subject to a 20% excise tax on any “excess parachute payment” pursuant to Section 4999 of the Code, Cycurion will be denied a deduction with respect to such excess parachute payment pursuant to Section 280G of the Code.

Vote Required

The approval of this Proposal No. 6 requires the affirmative vote of a majority of the voting power of the shares of the Company’s voting stock present in person or represented by proxy at the 2026 Annual Meeting and entitled to vote on the matter.

Abstentions will have the same effect as votes “against” this proposal, and broker non-votes will have no effect.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN.

30

PROPOSAL NO. 7 - ADJOURNMENT PROPOSAL

Background of and Rationale for the Adjournment Proposal

The Board of Directors believes that if there are not sufficient votes at the time of the 2026 Annual Meeting to approve one or more of the proposals to be presented at the meeting, it is in the best interests of the stockholders to enable the Board of Directors to adjourn the meeting, from time to time, in order to permit further solicitation of proxies with respect to such proposal or proposals.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board of Directors to vote in favor of adjourning or postponing the 2026 Annual Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the 2026 Annual Meeting, and any adjourned session of the 2026 Annual Meeting, to use the additional time to solicit additional proxies in favor of any or all of the proposals.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that holders of a majority of the number of shares present in person or represented by proxy at the 2026 Annual Meeting will vote against any or all of the proposals, we could adjourn or postpone the 2026 Annual Meeting without a vote on any or all of the proposals and use the additional time to solicit the holders of those shares to change their vote in favor of any or all of the proposals.

Vote Required

The affirmative vote of a majority of the shares of Common Stock and Preferred Voting Stock outstanding and entitled to vote is required to approve Proposal No. 7. Abstentions will have the same effect as a vote AGAINST the proposal. Broker non-votes are not expected for this proposal because we believe this matter is a routine matter. If there were to be any broker non-votes they would have no effect on this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 7 WITH RESPECT TO THE ADJOURNMENT OF THE 2026 ANNUAL MEETING.

31

DESCRIPTION OF OUR SECURITIES

The following is a description of our securities of as set forth in certain provisions of our Charter and our Bylaws, and applicable forms of warrant, each previously filed with the SEC and incorporated by reference to this proxy statement. This summary does not purport to be complete and is qualified in its entirety by the full text of the Charter, Bylaws, applicable forms of warrant, and the applicable provisions of the Delaware General Corporation Law (“DGCL”). We encourage you to read our Charter, Bylaws, applicable forms of warrant, and the applicable portions of the DGCL carefully.

Authorized and Outstanding Stock

The Charter authorizes the issuance of an aggregate of 300,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock. The shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable. Our purpose is to engage in any lawful act or activity for which corporations may be organized under the DGCL. Unless our Board of Directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

We have 10,662,429 shares of Common Stock and 6,786,417 shares of Preferred Stock issued and outstanding.

Common Stock

Voting Rights

Each holder of our Common Stock is entitled to one vote for each share held of record by such holder on all matters on which stockholders generally are entitled to vote, as provide by the Charter. The holders of Common Stock do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast present in person or represented by proxy, unless otherwise specified by law or the Charter.

Dividend Right

Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of shares of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available.

Rights upon Liquidation, Dissolution and Winding-Up

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the stockholders are entitled to share ratably in all assets remaining after payment of our debts and other liabilities, subject to prior distribution rights of Preferred Stock any class or series of stock having a preference over the Common Stock, then outstanding, if any.

Preemptive or Other Rights

The stockholders have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences, and privileges of stockholders will be subject to those of the holders of any shares of the Preferred Stock that we may issue in the future.

32

Preferred Stock

The Charter authorizes the Board of Directors to establish one or more series of Preferred Stock. Unless required by law or by any stock exchange, and subject to the terms of the Charter, the authorized shares of Preferred Stock will be available for issuance without further action by holders of common stock. The Board of Directors is able to determine, with respect to any series of Preferred Stock, designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations, or restrictions thereof, if any.

We could issue a series of Preferred Stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which the stockholders might receive a premium over the market price of the Common Stock. Additionally, the issuance of Preferred Stock may adversely affect the rights of stockholders by restricting dividends on the common stock, diluting the voting power of the Common Stock or subordinating the rights of stockholders to distributions upon a liquidation, dissolution or winding up, or other event. As a result of these or other factors, the issuance of Preferred Stock could have an adverse impact on the market price of our Common Stock.

Voting Rights

Holders of our Series A Convertible Preferred Stock, Series C Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock, Series G Convertible Preferred Stock and Series H Convertible Preferred Stock have voting rights on an as-if-converted-to-Common-Stock basis. The Series B Convertible Preferred Stock, Series D Convertible Preferred Stock and Series I Convertible Preferred Stock do not have voting rights. Please see below for more information.

Series A Convertible Preferred Stock

We have authorized 110,000 shares of our Series A Convertible Preferred Stock, par value $0.0001 per share. As of the Record Date, there are 106,816 shares of Series A Convertible Preferred Stock issued and outstanding.

The material attributes of the shares of our Series A Convertible Preferred Stock are:

Voting Rights: Holders of shares of our Series A Convertible Preferred Stock shall have voting rights on an as-if-converted-to-common stock basis and as required by law (including without limitation, the DGCL) and as expressly provided in the Certificate of Designation of Preferences, Rights and Limitations for our Series A Convertible Preferred Stock.

Dividend Rights: Holders of shares of our Series A Convertible Preferred Stock shall be entitled to receive dividends at the rate of twelve percent (12%) per annum of the $12.12 per-share stated value of the Series A Convertible Preferred Stock. The dividends shall be paid payable quarterly in arrears in shares of Common Stock, calculated for each dividend payment on an as-if-converted-to-Common-Stock basis.

Conversion Rights: Shares of our Series A Convertible Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into shares of Common Stock (subject to certain 4.99% or 9.99% blocker limitations) at the conversion ratio of one share of Series A Convertible Preferred Stock-for-25.6938 shares of Common Stock, subject to adjustment.

Liquidation Preference: Holders of shares of our Series A Convertible Preferred Stock, upon any liquidation, dissolution, or winding-up, whether voluntary or involuntary, shall be entitled to receive out of the assets, whether capital or surplus, an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, for each share of Series A Convertible Preferred Stock before any distribution or payment shall be made to the holders of Common Stock, and, if our assets are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of our Series A Convertible Preferred Stock shall be ratably distributed among them in accordance with the respective amounts that would have been payable on such shares if all amounts payable thereon had been paid in full.

Protective Provisions: As long as any shares of Series A Convertible Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series A Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to the holders of Series A Convertible Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations for our Series A Convertible Preferred Stock, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of shares of Series A Convertible Preferred Stock, (c) increase the number of authorized shares of Series A Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

33

Series B Convertible Preferred Stock

We have authorized 3,000 shares of our Series B Convertible Preferred Stock, par value $0.0001 per share. As of the Record Date, there are 3,000 shares of Series B Convertible Preferred Stock issued and outstanding.

The material attributes of the shares of our Series B Convertible Preferred Stock are:

Voting Rights: Holders of our Series B Convertible Preferred Stock shall not have any voting rights except as required by law (including without limitation, the DGCL) and as expressly provided in the Certificate of Designation of Preferences, Rights and Limitations for our Series B Convertible Preferred Stock.

Dividend Rights: Holders of shares of our Series B Convertible Preferred Stock shall be entitled to receive dividends (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of Common Stock when, as, and if such dividends are paid on shares of Common Stock.

Conversion Rights: Shares of our Series B Convertible Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into Common Stock (subject to certain 4.99% or 9.99% blocker limitations) at the conversion ratio of one share of Series B Convertible Preferred Stock-for-one share of Common Stock, subject to adjustment.

Liquidation Preference: Holders of shares of our Series B Convertible Preferred Stock, upon any liquidation, dissolution, or winding-up, whether voluntary or involuntary, shall be entitled to receive out of the assets, whether capital or surplus, an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, for each share of Series B Convertible Preferred Stock before any distribution or payment shall be made to the holders of Common Stock, and, if our assets are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of shares of Series B Convertible Preferred Stock shall be ratably distributed among them in accordance with the respective amounts that would have been payable on such shares if all amounts payable thereon had been paid in full.

Protective Provisions: As long as any shares of Series B Convertible Preferred Stock are outstanding, we will not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series B Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to the holders of Series B Convertible Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations for our Series B Convertible Preferred Stock, (b) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of shares of Series B Convertible Preferred Stock, (c) increase the number of authorized shares of Series B Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Series C Convertible Preferred Stock

We have authorized 5,000 shares of our Series C Convertible Preferred Stock, par value $0.0001 per share. As of the Record Date, there are 4,851 shares of Series C Convertible Preferred Stock issued and outstanding.

Voting Rights: The holders of our Series C Convertible Preferred Stock have voting rights on an as-if-converted-to-Common-Stock basis, as required by law, and as expressly provided in its Certificate of Designation, as follows. As long as any shares of our Series C Convertible Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of the then-outstanding shares of our Series C Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to our Series C Convertible Preferred Stock or alter or amend its Certificate of Designation, (b) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of our Series C Convertible Preferred Stock, (c) increase the number of authorized shares of our Series C Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

34

Dividend Rights: We shall pay dividends on our Series C Convertible Preferred Stock at the rate of 12% per annum of the per-share Stated Value ($82.46 per share). The dividends are payable quarterly in arrears not in cash, but in shares of our Common Stock, calculated for each dividend payment on an as-if-converted-to-Common-Stock basis. No other dividends are payable on shares of our Series C Convertible Preferred Stock.

Conversion Rights: The shares of our Series C Convertible Preferred Stock may be converted into shares of our Common Stock at a ratio of approximately 20 shares of Common Stock for every one share of our Series C Convertible Preferred Stock, or an aggregate of 99,077 shares of our Common Stock, assuming full conversion. In connection with conversions, each holder of our Series C Convertible Preferred Stock is subject to a “beneficial ownership limitation” of 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to that conversion, which limitation may be increased by the holder to not more than 9.99% on 61 days’ advanced notice to us.

Liquidation Preference: Our Series C Convertible Preferred Stock has a liquidation preference in an amount equal to its per-share Stated Value ($82.46 per share), plus any accrued and unpaid dividends thereon, for each share of our Series C Convertible Preferred Stock before we can make any distribution or payment to the holders of our Common Stock. If our assets are insufficient to pay in full such liquidation preference, then our entire assets are to be distributed to the holders of our Series C Convertible Preferred Stock, ratably distributed among them in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Protective Provisions: As long as any shares of Series C Convertible Preferred Stock are outstanding, we will not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series C Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to the holders of Series C Convertible Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations for our Series C Convertible Preferred Stock, (b) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of shares of Series C Convertible Preferred Stock, (c) increase the number of authorized shares of Series C Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Series D Convertible Preferred Stock

We have authorized 6,666,700 shares of our Series D Convertible Preferred Stock, par value $0.0001 per share. As of the Record Date, there are 6,666,700 shares of Series D Convertible Preferred Stock issued and outstanding.

The material attributes of the shares of our Series D Convertible Preferred Stock are:

Voting Rights: Holders of Series D Convertible Preferred Stock shall not have any voting rights except as required by law (including without limitation, the DGCL) and as expressly provided in the Certificate of Designation of Preferences, Rights and Limitations for our Series D Convertible Preferred Stock.

Dividend Rights: Holders of our Series D Convertible Preferred Stock shall be entitled to receive dividends (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of Common Stock when, as, and if such dividends are paid on shares of Common Stock.

Conversion Rights: Shares of our Series D Convertible Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into shares of Common Stock (subject to certain 4.99% or 9.99% blocker limitations) at the conversion ratio of one share of Series D Convertible Preferred Stock-for-one share of Common Stock, subject to adjustment.

Liquidation Preference: Holders of our Series D Convertible Preferred Stock, upon any liquidation, dissolution, or winding-up, whether voluntary or involuntary, shall be entitled to receive out of our assets, whether capital or surplus, an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, for each share of Series D Convertible Preferred Stock before any distribution or payment shall be made to the holders of Common Stock, and, if our assets shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of shares of Series D Convertible Preferred Stock shall be ratably distributed among them in accordance with the respective amounts that would have been payable on such shares if all amounts payable thereon had been paid in full.

Protective Provisions: As long as any shares of Series D Convertible Preferred Stock are outstanding, we will not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series D Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to the holders of Series D Convertible Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations for Series D Convertible Preferred Stock, (b) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of shares of Series D Convertible Preferred Stock, (c) increase the number of authorized shares of Series D Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

35

Series E Convertible Preferred Stock

We have authorized 100 shares of our Series E Convertible Preferred Stock, par value $0.0001 per share. As of the Record Date, there are 51 shares of Series E Convertible Preferred Stock issued and outstanding.

The material attributes of the shares of our Series E Convertible Preferred Stock are:

Voting Rights: Holders of shares of our Series E Convertible Preferred Stock shall have voting rights on an as-if-converted-to-Common-Stock basis and as required by law (including, without limitation, the DGCL) and as expressly provided in the Certificate of Designation of Preferences, Rights and Limitations for our Series E Convertible Preferred Stock.

Dividend Rights: Holders of shares of our Series E Convertible Preferred Stock shall be entitled to receive, and we shall pay, dividends on shares of Series E Convertible Preferred Stock (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of Common Stock when, as, and if such dividends are paid on shares of Common Stock.

Conversion Rights: Shares of our Series E Convertible Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into shares of Common Stock (subject to certain 4.99% or 9.99% blocker limitations) at the conversion ratio of one share of Series E Convertible Preferred Stock-for-one share of Common Stock, subject to adjustment.

Liquidation Preference: Holders of shares of our Series E Convertible Preferred Stock, upon any liquidation, dissolution, or winding-up, whether voluntary or involuntary , shall be entitled to receive out of the assets, whether capital or surplus, an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, for each share of Series E Convertible Preferred Stock before any distribution or payment shall be made to the holders of Common Stock, and, if the assets shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of shares of Series E Convertible Preferred Stock shall be ratably distributed among them in accordance with the respective amounts that would have been payable on such shares if all amounts payable thereon had been paid in full.

Protective Provisions: As long as any shares of Series E Convertible Preferred Stock are outstanding, Cycurion shall not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series E Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to the holders of Series E Convertible Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations for our Series E Convertible Preferred Stock, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of shares of Series E Convertible Preferred Stock, (c) increase the number of authorized shares of Series E Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

36

Series F Convertible Preferred Stock

We have authorized 10,000 shares of our Series F Convertible Preferred Stock, par value $0.0001 per share. As of the Record Date, there are 0 shares of Series F Convertible Preferred Stock issued and outstanding.

The material attributes of the shares of our Series F Convertible Preferred Stock are:

Voting Rights: Holders of shares of our Series F Convertible Preferred Stock shall have voting rights on an as-if-converted-to-Common-Stock basis and as required by law (including without limitation, the DGCL) and as expressly provided in the Certificate of Designation of Preferences, Rights and Limitations for our Series F Convertible Preferred Stock.

Dividend Rights: Holders of shares of our Series F Convertible Preferred Stock shall be entitled to receive, and we shall pay, dividends on shares of our Series F Convertible Preferred Stock at the rate of twelve percent (12%) per annum of the $0.0001 per-share Stated Value of the Series F Convertible Preferred Stock. The dividends shall be paid payable quarterly in arrears in shares of Common Stock, calculated for each dividend payment on an as-if-converted-to-Common-Stock basis.

Conversion Rights: Shares of our Series F Convertible Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into shares of Common Stock (subject to certain 4.99% or 9.99% blocker limitations) at the conversion ratio of one share of Series F Convertible Preferred Stock-for-1,000 shares of Common Stock, subject to adjustment.

Liquidation Preference: Holders of shares of our Series F Convertible Preferred Stock, upon any liquidation, dissolution, or winding-up, whether voluntary or involuntary , shall be entitled to receive out of the assets, whether capital or surplus, an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, for each share Series F Convertible Preferred Stock before any distribution or payment shall be made to the holders of Common Stock, and, if the assets shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of shares of our Series F Convertible Preferred Stock shall be ratably distributed among them in accordance with the respective amounts that would have been payable on such shares if all amounts payable thereon had been paid in full.

Protective Provisions: As long as any shares of Series F Convertible Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series F Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to the holders of Series F Convertible Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations for our Series F Convertible Preferred Stock, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of shares of Series F Convertible Preferred Stock, (c) increase the number of authorized shares of Series F Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Series G Convertible Preferred Stock

We have authorized 10,000 shares of our Series G Convertible Preferred Stock, par value $0.0001 per share. As of the Record Date, there are 3,132 shares of Series G Convertible Preferred Stock issued and outstanding.

The material attributes of the shares of our Series G Convertible Preferred Stock are:

Voting Rights: Holders of shares of our Series G Convertible Preferred Stock shall have voting rights on an as-if-converted-to-Common-Stock basis and as required by law (including without limitation, the DGCL) and as expressly provided in the Certificate of Designation of Preferences, Rights and Limitations for our Series G Convertible Preferred Stock.

Dividend Rights: Holders of shares of our Series G Convertible Preferred Stock shall be entitled to receive, and we shall pay, dividends on shares of our Series G Convertible Preferred Stock at the rate of twelve percent (12%) per annum of the $0.0001 per-share Stated Value of the Series G Convertible Preferred Stock. The dividends shall be paid payable quarterly in arrears in shares of Common Stock, calculated for each dividend payment on an as-if-converted-to-Common-Stock basis.

37

Conversion Rights: Shares of our Series G Convertible Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into shares of Common Stock (subject to certain 4.99% or 9.99% blocker limitations) at the conversion ratio of one share of Series G Convertible Preferred Stock-for-1,000 shares of Common Stock, subject to adjustment.

Liquidation Preference: Holders of shares of our Series G Convertible Preferred Stock, upon any liquidation, dissolution, or winding-up, whether voluntary or involuntary , shall be entitled to receive out of the assets, whether capital or surplus, an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, for each share Series G Convertible Preferred Stock before any distribution or payment shall be made to the holders of Common Stock, and, if the assets shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of shares of our Series G Convertible Preferred Stock shall be ratably distributed among them in accordance with the respective amounts that would have been payable on such shares if all amounts payable thereon had been paid in full.

Protective Provisions: As long as any shares of Series G Convertible Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series G Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to the holders of Series G Convertible Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations for our Series G Convertible Preferred Stock, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of shares of Series G Convertible Preferred Stock, (c) increase the number of authorized shares of Series G Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Series H Convertible Preferred Stock

We have authorized 10,000 shares of our Series H Convertible Preferred Stock, par value $0.0001 per share. As of the Record Date, there are 1,900 shares of Series H Convertible Preferred Stock issued and outstanding.

The material attributes of the shares of our Series H Convertible Preferred Stock are:

Voting Rights: Holders of shares of our Series H Convertible Preferred Stock shall have voting rights on an as-if-converted-to-Common-Stock basis and as required by law (including without limitation, the DGCL) and as expressly provided in the Certificate of Designation of Preferences, Rights and Limitations for our Series H Convertible Preferred Stock.

Dividend Rights: Holders of shares of our Series H Convertible Preferred Stock shall be entitled to receive, and we shall pay, dividends on shares of our Series H Convertible Preferred Stock at the rate of twelve percent (12%) per annum of the $0.0001 per-share Stated Value of the Series H Convertible Preferred Stock. The dividends shall be paid payable quarterly in arrears in shares of Common Stock, calculated for each dividend payment on an as-if-converted-to-Common-Stock basis.

Conversion Rights: Shares of our Series H Convertible Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into shares of Common Stock, subject to customary beneficial ownership limitations, by dividing the stated value of such shares by the applicable conversion price. The conversion price is based on a fixed floor price of $1.45 per share, representing the minimum price at which such shares may be converted into Common Stock, and is subject to adjustment as provided in the Certificate of Designation.

Liquidation Preference: Holders of shares of our Series H Convertible Preferred Stock, upon any liquidation, dissolution, or winding-up, whether voluntary or involuntary, shall be entitled to receive out of the assets, whether capital or surplus, an amount equal to the stated value, plus any accrued and unpaid dividends thereon, for each share of Series H Convertible Preferred Stock before any distribution or payment shall be made to the holders of Common Stock. If the assets shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Series H Convertible Preferred Stock shall be ratably distributed among them. In addition, holders shall be entitled to participate on an as-if-converted basis with holders of Common Stock, and such rights rank pari passu with other series of preferred stock having similar terms.

Protective Provisions: As long as any shares of Series H Convertible Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series H Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to the holders of Series H Convertible Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations for our Series H Convertible Preferred Stock, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of shares of Series H Convertible Preferred Stock, (c) increase the number of authorized shares of Series H Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

38

Series I Convertible Preferred Stock

We have authorized 888,888 shares of our Series I Convertible Preferred Stock, par value $0.0001 per share. As of the Record Date, there are 0 shares of Series H Convertible Preferred Stock issued and outstanding.

The material attributes of the shares of our Series I Convertible Preferred Stock are:

Voting Rights: Holders of shares of our Series I Convertible Preferred Stock shall not have voting rights, except as required by law (including without limitation, the Delaware General Corporation Law) and with respect to certain protective provisions contained in the Certificate of Designation of Preferences, Rights and Limitations of Series I Convertible Preferred Stock.

Dividend Rights: Holders of shares of our Series I Convertible Preferred Stock shall not be entitled to receive cash dividends. Any stock splits, stock dividends or similar distributions on the Company’s Common Stock will be reflected through proportional adjustments to the conversion terms.

Conversion Rights: Shares of our Series I Convertible Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into shares of Common Stock, subject to a conversion price of $2.25 per share (subject to adjustment) and subject to certain beneficial ownership limitations, initially set at 4.99% (but may be increased to 9.99% upon notice).

Liquidation Preference: Holders of shares of our Series I Convertible Preferred Stock, upon any liquidation, dissolution, or winding-up, whether voluntary or involuntary, shall be entitled to receive out of the assets of the Company, before any distribution to holders of Common Stock, an amount equal to the greater of (i) the stated value plus any accrued and unpaid amounts, or (ii) the amount such holder would receive if the Preferred Stock had been converted into Common Stock immediately prior to such event.

Protective Provisions: As long as any shares of Series I Convertible Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the outstanding shares of Series I Convertible Preferred Stock, (a) alter or change adversely the powers, preferences or rights of the Series I Convertible Preferred Stock, (b) amend its certificate of incorporation or other charter documents in a manner that adversely affects the holders, (c) increase the number of authorized shares of Series I Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Warrants

We have warrants outstanding to purchase an aggregate of 3,976,600 shares of Common Stock.

If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each whole warrant will be increased in proportion to such increase in the outstanding shares of Common Stock.

The warrant holders, solely by virtue of holding warrants, do not have the rights or privileges of holders of Common Stock or any voting rights until they exercise their warrants and receive shares of Common Stock.

39

Armistice Pre-Funded Warrant and Armistice Warrant

On December 5, 2025, Cycurion entered into the pre-funded warrant (the “Pre-Funded Warrant”) with Armistice Capital Master Fund Ltd. (“Armistice”) that is exercisable for up to 1,657,460 shares of Common Stock. Each Pre-Funded Warrant has an exercise price equal to $0.0001 per share. The Pre-Funded Warrants are exercisable at any time after their original issuance and will not expire until exercised in full.

On December 5, 2025, Cycurion entered into the warrant with Armistice (the “Warrant”) that has an exercise price equal to $3.62 per share. The Warrants will be exercisable immediately following receipt of stockholder approval (“Stockholder Approval”) for the issuance of the Warrants and the Warrant Shares (as defined in the Purchase Agreement) and have an exercise price of $3.62 per share, subject to adjustment for customary events such as stock splits and fundamental transactions. The Warrants will expire five years from their initial exercise date. At any time following the initial exercise date of the Warrants, the Warrants can be exercised on a cashless basis if there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares. The exercise price and number of shares of Common Stock issuable upon exercise of the Warrant and Pre-Funded Warrant are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events.

The Pre-Funded Warrants and the Warrants issued in the private placement provide that a holder of Pre-Funded Warrants or Warrants, as applicable, will not have the right to exercise any portion of its Pre-Funded Warrants or Warrants if such holder, together with its affiliates, and any other party whose holdings would be aggregated with those of the holder for purposes of Section 13(d) or Section 16 of the Exchange Act would beneficially own in excess of 9.99% for the Pre-Funded Warrants and 4.99% for the Warrants of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that the holder may increase or decrease the Beneficial Ownership Limitation by giving notice to the Company, with any such increase not taking effect until the sixty-first day after such notice is delivered to the Company but not to any percentage in excess of 9.99%. The Warrants may be exercised on a cashless basis if a registration statement registering Warrant Shares is not effective. The Pre-Funded Warrants may be exercised on a cashless basis.

Subject to applicable laws, a Warrant and Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the applicable warrant to us together with the appropriate instruments of transfer.

There is no trading market available for the Warrants or the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Warrants or the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

In the event of a fundamental transaction, as described in the Warrants and Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Warrants and Pre-Funded Warrants will be entitled to receive upon exercise of the Warrants and Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants and Pre-Funded Warrants immediately prior to such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder will have the right to require us to repurchase its Warrants at the Black Scholes Value; provided, however, that, if the fundamental transaction is not within our control, including not approved by our Board of Directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Warrant, that is being offered and paid to the holders of Common Stock in connection with the fundamental transaction.

40

Pursuant to the terms of the Securities Purchase Agreement, dated December 4, 2025, between Cycurion and each purchaser identified on the signature pages thereto (the “Purchase Agreement”), the Company is prohibited from entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of Common Stock or securities convertible or exercisable into Common Stock for a period commencing on December 4, 2025 and expiring 90 days from the Effective Date (as defined in the Purchase Agreement). Furthermore, the Company is also prohibited from entering into any agreement to issue Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) involving a Variable Rate Transaction (as defined in the Purchase Agreement), subject to certain exceptions, for a period commencing on December 4, 2025 and expiring 90 days from such Effective Date. The Effective Date is defined in the Purchase Agreement as the earliest of the date that (a) the initial registration statement has been declared effective by the SEC, (b) all of the Pre-Funded Warrant Shares (as defined in the Purchase Agreement) and Warrant Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (c) following the one year anniversary of the Closing provided that a holder of Pre-Funded Warrant Shares or Warrant Shares is not an affiliate of the Company, or (d) all of the Pre-Funded Warrant Shares and Warrant Shares may be sold pursuant to an exemption from registration under the Securities Act without volume or manner-of-sale restrictions and Company counsel has delivered to such holders a standing written opinion that resales may then be made by such holders of the Pre-Funded Warrant Shares and Warrant Shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

In addition, pursuant to the Purchase Agreement, the Company was required to hold a meeting of stockholders on or prior to the date that is 90 days following the date of Closing to obtain Stockholder Approval, with the recommendation of the Board of Directors of the Company that such proposals are approved. The Company held the stockholder meeting on February 26, 2026 and received Stockholder Approval.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreements and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

PIPE Warrants and Public Warrants

On January 11, 2022, concurrently with the completion of the Business Combination (as defined below), pursuant to the PIPE Subscription Agreement, dated January 11, 2022 (as the same may be amended from time to time, the “PIPE Subscription Agreement”) for an aggregate purchase price of $3,760,000, Western Acquisition Ventures Corp. (“Western”) issued an aggregate of 12,533 shares of Common Stock issued in a private placement (the “PIPE Financing”) pursuant to that certain PIPE Subscription Agreement and 12,533 shares of Common Stock issuable upon the exercise of certain warrants (the “PIPE Warrants”) issued in the PIPE Financing.

Each outstanding whole PIPE Warrant and public warrant (“Public Warrant”) issued in connection with the initial public offering of Western represents the right to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment, at any time commencing 30 days after the business combination (the “Business Combination”) with Western and ending five years after the Business Combination.

The PIPE Warrants, as well as any warrants underlying additional units issued to the Sponsor or our officers, directors or their affiliates in payment of working capital loans, are identical to the Public Warrants except that the PIPE Warrants (i) will be exercisable for cash or on a cashless basis, at the holder’s option, and (ii) will not be redeemable by us, in each case so long as they are still held by the Sponsor or its permitted transferees.

We may call the Public Warrants for redemption (excluding any warrants underlying additional units issued to the Sponsor, our officers, directors or their affiliates in payment of working capital loans made to us), in whole and not in part, at a price of $0.01 per Public Warrant,

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and
●	if, and only if, the reported last sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the applicable warrants become exercisable and ending three business days before we send the notice of redemption to the warrant holders.

41

If and when the Public Warrants become redeemable, we may not exercise our redemption right if the issuance of shares of Common Stock upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares of Common Stock under the blue-sky laws of in those states in which such Public Warrants were offered by us in the offering.

If we call the Public Warrants for redemption as described above, we will have the option to require any holder that wishes to exercise its Public Warrant to do so on a “cashless basis.” If we take advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose means the average reported last sale price of the Common Stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Public Warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Public Warrants.

In addition, if we, at any time while the Public Warrants or PIPE Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of our capital stock into which the Public Warrants or PIPE Warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Common Stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Common Stock in connection with a stockholder vote to amend our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our charter prior thereto or to redeem 100% of our Common Stock if we do not complete our initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of the offering at the election of the Company subject to satisfaction of certain conditions or as extended by our stockholders in accordance with our amended and restated certificate of incorporation) or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the Public Warrants and PIPE Warrants exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Public Warrant and PIPE Warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of ours as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants and PIPE Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and PIPE Warrants and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants or PIPE Warrants (as applicable) would have received if such holder had exercised their Public Warrants or PIPE Warrant (as applicable) immediately prior to such event.

The Public Warrants and PIPE Warrants are issued in registered form under a warrant agreement between Equiniti Trust Company, LLC, as warrant agent, and us. The warrant agreement provides that the terms of the Public Warrants and PIPE Warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, or defective provision, but requires the approval by the holders of at least a majority of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

42

Yield Point NY LLC Pre-Funded Warrant

On April 7, 2025, Cycurion entered into an equity purchase agreement (the “Equity Purchase Agreement”) with Yield Point NY LLC (the “Investor”) relating to up to 4,500,000 shares of Common Stock issuable to the Investor upon exercise of a pre-funded warrant (“Yield Point Pre-Funded Warrant”) issued as its commitment fee (“Commitment Fee”) under the Equity Purchase Agreement.

The Yield Point Pre-Funded Warrant was offered for the Commitment Fee in connection with the Equity Purchase Agreement for shares of Common Stock, and provides that the holder may not exercise any portion of the Yield Point Pre-Funded Warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 4.99%, which ownership cap may be increased by the holder up to 9.99% upon 61 days’ prior notice. The exercise price for each share of Common Stock underlying the Yield Point Pre-Funded Warrant is $0.0001. The Pre-Funded Warrant is immediately exercisable upon issuance and may be exercised at any time until the Yield Point Pre-Funded Warrant is exercised in full.

A holder of the Yield Point Pre-Funded Warrant may not exercise any portion of the warrants or Yield Point Pre-Funded Warrant, as applicable, to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of our outstanding Common Stock immediately after exercise, as such percentage ownership is determined in accordance with the terms of the Yield Point Pre-Funded Warrant.

In lieu of making the cash payment otherwise contemplated to be made to us upon exercise of the Yield Point Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of our Common Stock determined according to a formula set forth in the Yield Point Pre-Funded Warrant.

Seward & Kissel LLP Pre-Funded Warrant

On February 14, 2025, Cycurion entered into pre-funded warrant with Seward & Kissel LLP that is exercisable for approximately $1.3 million in shares of Common Stock, or up to 83,333 shares of Common Stock (the “Seward & Kissel Pre-Funded Warrant”); provided that once the net proceeds from the sale of the shares equals the $1.3 million in legal fees and expenses (the “Legal Fees”), the remaining shares of Common Stock, including such Common Stock exercisable under the Seward & Kissel Pre-Funded Warrant, shall be returned to Cycurion.

The Seward & Kissel Pre-Funded Warrant provides that the holder may not exercise any portion of the Seward & Kissel Pre-Funded Warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 4.99% upon 61 days’ prior notice. The exercise price for each share of Common Stock underlying the Seward & Kissel Pre-Funded Warrant is $0.0001. The Seward & Kissel Pre-Funded Warrant is immediately exercisable upon issuance and may be exercised at any time until the Seward & Kissel Pre-Funded Warrant is exercised in full.

Seward & Kissel LLP may not exercise any portion of the warrants or Seward & Kissel Pre-Funded Warrant, as applicable, to the extent that the holder would own more than 4.99% of our outstanding Common Stock immediately after exercise, as such percentage ownership is determined in accordance with the terms of the Seward & Kissel Pre-Funded Warrant.

In lieu of making the cash payment otherwise contemplated to be made to us upon exercise of the Seward & Kissel Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of our Common Stock determined according to a formula set forth in the Seward & Kissel Pre-Funded Warrant.

For additional information on our agreements with Seward & Kissel LLP, please see “Agreements with Seward & Kissel LLP” in the section “Certain Relationships and Related Party Transactions.”

43

Our Transfer Agent and Warrant Agent

Our transfer agent and public warrant agent is Equiniti Trust Company, LLC.

Anti-Takeover Effects of the Charter and Bylaws and Certain Provisions of Delaware Law

The Charter and the DGCL contain provisions summarized below that are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile or abusive change of control and enhance the ability of our Board of Directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of us by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for shares of Common Stock held by stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of shares that are authorized and available for issuance. However, the listing requirements of Nasdaq, which would apply so long as the shares of our Common Stock remain listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or the then-outstanding number of shares of Common Stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. Additionally, the number of authorized shares of any series of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof outstanding) by the affirmative vote of the holders of a majority of shares in voting power, irrespective of the provisions of Delaware law.

Our Board of Directors may generally issue shares of one or more series of preferred stock on terms designed to discourage, delay or prevent a change of control or the removal of our management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances in one or more series without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of authorized and unissued and unreserved shares of Common Stock or preferred stock may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.

Vacancies and Newly Created Directorships

The Charter provides that, subject to the rights granted to one or more series of preferred stock then outstanding, any newly-created directorship on the Board of Directors that results from an increase in the number of directors and any vacancies on our Board of Directors will be filled solely only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, by a sole remaining director or by our stockholders.

Special Stockholder Meetings

The Charter provides that 2026 Annual Meetings of our stockholders may be called at any time only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, subject to the rights of holders of any series of preferred stock then outstanding.

44

Stockholder Action by Written Consent

Pursuant to Delaware law, any action required to be taken at any annual or 2026 Annual Meeting of stockholders may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our amended and restated certificate of incorporation provides otherwise. Subject to applicable law and the rights, if any, of the holders of any outstanding series of preferred stock or any other outstanding class or series of stock of Cycurion, the Charter permits any action required or permitted to be taken by the stockholders of the Company to be effected by a duly called annual or 2026 Annual Meeting of such stockholders or by written consent.

Section 203 of the DGCL

Cycurion will be subject to the provisions of Section 203 of the DGCL (“Section 203”) regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

●	prior to the date of the transaction, our Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
●	at or subsequent to the date of the transaction, the business combination is approved by the Board of Directors and authorized at an annual or 2026 Annual Meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock.

The provisions of Delaware law and the provisions of our Charter and Bylaws could have the effect of discouraging others from attempting hostile takeovers and as a consequence, they might also inhibit temporary fluctuations in the market price of common stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in management. It is also possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

Dissenters’ Rights of Appraisal and Payment

Under Delaware law, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation in which we are a constituent entity. Pursuant to Delaware law, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Court of Chancery of the State of Delaware, plus interest, if any, on the amount determined to be the fair value, from the effective time of the merger or consolidation through the date of payment of the judgment.

Stockholders’ Derivative Actions

Under Delaware law, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law. To bring such an action, the stockholder must otherwise comply with Delaware law regarding derivative actions.

45

Exclusive forum for certain lawsuits

Our Charter requires, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim for breach of a fiduciary duty owed by any of our current or former director, officer, employee, agent, or stockholder to the Company or our stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, our Charter (as it may have been subsequently amended or amended and restated), or the Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction over any such action or proceeding, then another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware).

Notwithstanding the foregoing, our Charter provides that the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. In addition, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act, the Securities Act, or any other claim for which the federal courts have exclusive jurisdiction.

Limitations on Liability and Indemnification of Officers and Directors

Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Charter includes a provision that eliminates the personal liability of directors for monetary damages to the corporation or its stockholders for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under Delaware law. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has breached such director’s duty of loyalty, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends, redemptions or repurchases or derived an improper benefit from his or her actions as a director.

The limitation of liability provision in the Charter may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Listing

Our shares of Common Stock are listed on The Nasdaq Global Market, and our public warrants are listed on The Nasdaq Capital Market under the symbols “CYCU” and “CYCUW”, respectively.

46

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth beneficial ownership of our shares of Common Stock by:

●	each person known to be the beneficial owner of more than 5% of our outstanding Common Stock;

●	each of our executive officers and directors; and

●	all of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of warrants or stock options or the vesting of restricted stock units, within 60 days. Shares subject to warrants or options that are currently exercisable or exercisable within 60 days or subject to restricted stock units that vest within 60 days are considered outstanding and beneficially owned by the person holding such warrants, options, or restricted stock units for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to us, the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise indicated, the business address of each beneficial owner listed in the table below is c/o Cycurion, Inc., 1640 Boro Place, Suite 420C, McLean, Virginia 22102.

The beneficial ownership of our Common Stock is based on 10,709,032 shares of Common Stock issued and outstanding as of June 5, 2026.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all of the shares shown to be beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares of Common Stock(1)	Percentage of Common Stock(2)
Directors and Executive Officers
L. Kevin Kelly	477,482	4.5%
Ana L. Garcia	0	0%
Emmit McHenry	54,904	0.5%
Peter R. Ginsberg	99	0.0%
Kevin E. O’Brien	0	0.0%
Reginald S. Bailey, Sr.	0	0.0%
All directors and executive officers as a group (6 individuals)	477,581	5.0%
Other 5% beneficial owners
Alvin McCoy III	533,985	5.0%

(1)	Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to such shares.

(2)	Applicable percentage of ownership is based upon 10,709,032 shares of Common Stock issued and outstanding as of June 5, 2026.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described under the sections titled “Executive Compensation” and “Management,” the following is a description of each transaction as of January 1, 2025, and each currently proposed transaction, in which:

●	we have been or are to be a participant;
●	the amount involved exceeds or will exceed $120,000; and
●	any of our directors, executive officers, or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

47

Code of Ethics

We have adopted a Code of Ethics, and we rely on our Board of Directors to review related party transactions on an ongoing basis to prevent conflicts of interest. Our Board of Directors reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to the Board of Directors for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If the Board of Directors finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. The Board of Directors approves or ratifies a transaction if it determines that the transaction is consistent with our best interests.

Related Party Transactions

On September 20, 2024, the Company entered into a promissory note with Western Acquisition Ventures Sponsor, LLC (the “Sponsor”) for $230,000, pursuant to which the Company can borrow up to an aggregate cash amount of $230,000. The Promissory Note, with an interest rate of 10% per annum is payable upon the sooner of the consummation of the Business Combination with Cycurion. During the year ended December 31, 2024, the Company borrowed the full $255,556, with a discount of $25,556, resulting in net proceeds of $230,000. The Company amortized the discount of 25,556 fully in 2025. Additionally, the company has an accrued interest balance of $32,867 related to these notes as of December 31, 2025. These notes are presented with other promissory notes on the balance sheet.

Personal guarantees were entered by Emmit McHenry, Kurt McHenry, and Alvin McCoy, III, as officers and stockholders of Cycurion in support of a loan from Main Street Bank, of which approximately $3 million is owed as of January 2, 2026.

Axxum purchased an AT&T contract relationship from Archura, LLC, a company owned by Emmit McHenry and Kurt McHenry at the end of 2018. The contract relationship includes five purchase orders to deliver networking services to AT&T and its clients. The total sales of these five purchase orders were $99,653 and $119,279 for the years ended December 31, 2025 and 2024, respectively.

Promissory Notes with Western

On July 27, 2023, Western entered into a promissory note with Cycurion Sub, Inc., a Delaware corporation formerly known as Cycurion, Inc. (“Cycurion Sub”) for $200,000, pursuant to which Western can borrow up to an aggregate principal amount of $200,000. The Promissory Note, with an interest rate of 5% per annum is payable upon the sooner of the consummation of the Business Combination with Cycurion Sub, or January 11, 2024. If Western defaulted on the loan, or the business combination did not occur, Western will owe all principal and accrued interest thereto to Cycurion Sub. Cycurion Sub may not seek recourse against any money held in the trust account established pursuant to the investment management trust agreement, dated as of January 11, 2022, as amended, by and between Western and Equiniti Trust Company, nor any of Western’s directors, officers, and any affiliate. As of September 30, 2024, Western has borrowed $554,269 and accrued approximately $21,906 in interest. As of December 31, 2023, Western has borrowed $200,000 and accrued approximately $4,222 in interest. On January 26, 2024, Western and Cycurion Sub amended the Promissory Note to increase its amount to $300,000 and extend the maturity date to the earlier of the consummation of the Business Combination or April 11, 2024. On April 4, 2024, Western and Cycurion Sub amended the Promissory Note to extend the maturity date to the earlier of the consummation of the Business Combination or July 11, 2024. On May 3, 2024, Western and Cycurion Sub amended the Promissory Note to increase its principal amount to $554,269. On July 2, 2024, Western and Cycurion Sub amended the Promissory Note to extend the maturity date of this note to the earlier of the consummation of the Business Combination or January 11, 2025. On October 9, 2024, Western and Cycurion Sub amended the Promissory Note to extend the maturity date of this note to the earlier of the consummation of the Business Combination or January 11, 2025. On January 8, 2025, Western and Cycurion Sub amended the Promissory Note to extend the maturity date of this note to the earlier of the consummation of the Business Combination or April 11, 2025. On October 9, 2024, Western and Cycurion Sub amended the Promissory Note to extend the maturity date of this note to the earlier of the consummation of the Business Combination or January 11, 2025. On January 8, 2025, Western and Cycurion Sub amended the Promissory Note to extend the maturity date of this note to the earlier of the consummation of the Business Combination or April 11, 2025.

48

On January 6, 2025, Cycurion Sub entered into a promissory note with Western for a principal amount of $55,555.56, pursuant to which Cycurion Sub can borrow up to an aggregate principal amount of $50,000.00. The promissory note, with an interest rate of 10% per annum is payable upon the sooner of the consummation of the Business Combination with Cycurion Sub, or six months following the date of the promissory note. If Western defaults on the loan, or the business combination does not occur, Western will owe all principal and accrued interest thereto to Western.

On January 24, 2025, Cycurion Sub entered into a promissory note with Western for a principal amount of $327,777.78, pursuant to which Cycurion Sub can borrow up to an aggregate principal amount of $295,000.00. The promissory note, with an interest rate of 10% per annum is payable upon the sooner of the consummation of the Business Combination with Cycurion Sub, or six months following the date of the promissory note. If Western defaults on the loan, or the business combination does not occur, Western will owe all principal and accrued interest thereto to Western.

Founder Shares

On June 9, 2021, the Sponsor acquired 4,312,500 shares of common stock of Western (the “Founder Shares”) for an aggregate purchase price of $25,000. On June 16, 2021, the Sponsor transferred 1,207,500 of the Founder Shares to A.G.P./Alliance Global Partners (“A.G.P.”) for $7,000. On November 22, 2021, Western effected a 2-for-3 reverse stock split of its common stock, and A.G.P. sold back to the Sponsor 55,000 Founder Shares for $478, such that the Sponsor owns an aggregate of 70,833 Founder Shares, and A.G.P. owns 25,000 Founder Shares. Up to 12,500 Founder Shares (including the Founder Shares transferred to A.G.P.) were subject to forfeiture by the subscribers in case the underwriters did not fully exercise their over-allotment option. Since the underwriters exercised the overallotment option in full on January 14, 2022, none of the Founder Shares are subject to forfeiture any longer.

The Sponsor, officers and directors have agreed, subject to limited exceptions, not to transfer, assign, or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the Business Combination or (B) subsequent to the Business Combination, (x) if the last sale price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (y) the date on which Western completes a liquidation, merger, capital stock exchange, or other similar transaction that results in all of Western’s stockholders having the right to exchange their shares of common stock for cash, securities, or other property.

Agreements with A.G.P.

Advisory Agreement with A.G.P.

A.G.P. was a financial advisor to both Western in connection with the Business Combination transaction. Upon the completion of the Business Combination, A.G.P.: (i) received a cash fee of $500,000 shares of Common Stock and warrants to purchase 500,000 shares of Common Stock at an exercise price of $150.00 per share. Pursuant to the advisory agreement (the “Advisory Agreement”), Western shall pay A.G.P. a total transaction fee equal to $2,500,000 (the “Transaction Fee”) upon the closing of the Business Combination. The Transaction Fee will be payable in the form of preferred shares of Cycurion that are convertible into 16,667 shares of Common Stock (such preferred shares or the Common Stock into which they convert, the “Transaction Fee Shares”), for a price per share of Common Stock equal to $150.00. A portion of the Transaction Fee Shares shall be subject to forfeiture and return to the Company for cancellation once A.G.P. converts and sells Transaction Fee Shares generating sales proceeds (excluding commissions) of $2,500,000.

49

The Transaction Fee Shares shall be subject to a lock-up ending on the earlier of (i) the date on which 75% of the outstanding Series B Convertible Preferred Stock is converted into shares of the combined company’s common stock and (ii) three months from February 14, 2025, which was the closing date of the de-SPAC (the “Lock-Up Termination Date”). After the Lock-Up Termination Date, A.G.P. may convert the Transaction Fee Shares and sell them subject to a leak-out provision that limits A.G.P.’s sales of Transaction Fee Shares on any given date to 10% of the cumulative trading volume of the common stock for such date (including pre-market, market and post-market trading) as reported by Bloomberg, LP. This restriction shall remain in effect beginning on the Lock-Up Termination Date and ending on the date on which 100% of the Series B Convertible Preferred Stock outstanding as of the closing is converted into shares of our Common Stock.

The parties amended the Advisory Agreement (the “Amended Advisory Agreement”), pursuant to which Western shall pay A.G.P. the Transaction Fee in the form of preferred shares of Cycurion that are convertible into 166,667 shares of Common Stock (such preferred shares or the Common Stock into which they convert, the “Amended Transaction Fee Shares”), for a price per share of Common Stock of $15.00. A portion of the Amended Transaction Fee Shares shall be subject to forfeiture and return to the Company for cancellation once A.G.P. converts and sells Transaction Fee Shares generating sales proceeds (excluding commissions) of $2,500,000.

The Amended Transaction Fee Shares shall be subject to a lock-up ending on the earlier of (i) the date on which 75% of the outstanding Series B Convertible Preferred Stock is converted into shares of the combined company’s common stock and (ii) six months from the Lock-Up Termination Date. After the Lock-Up Termination Date, A.G.P. may convert the Amended Transaction Fee Shares and sell them subject to a leak-out provision that limits A.G.P.’s sales of Amended Transaction Fee Shares on any given date to 10% of the cumulative trading volume of the common stock for such date (including pre-market, market and post-market trading) as reported by Bloomberg, LP. This restriction shall remain in effect beginning on the Lock-Up Termination Date and ending on the date on which 100% of the Series B Convertible Preferred Stock outstanding as of the closing is converted into shares of our Common Stock.

Upon the execution of the Advisory Agreement, the Business Combination Marketing Agreement, dated January 11, 2022, between Western and A.G.P. in which Western and Cycurion Sub caused the combined company to issue to A.G.P. 16,667 shares of common stock of the combined company in full satisfaction of the fees, was terminated, and such shares of common stock extinguished in their entirety.

Placement Agent Agreement with A.G.P.

A.G.P. acted as the placement agent for the Private Placement. Pursuant to a the Placement Agent Agreement between A.G.P. and the Company, dated December 4, 2025, the Company agreed to pay A.G.P. a cash fee equal to 10.0% of the aggregate gross proceeds raised in the ate and a cash fee of $500,000, and to reimburse A.G.P. for certain reasonable, documented, and accountable expenses, including legal fees, of $60,000 in the aggregate.

Agreements with Seward & Kissel LLP

On November 27, 2024, we entered into a revised engagement letter (the “Revised Engagement Letter”) with Seward & Kissel LLP (“Seward & Kissel”), pursuant to which Western and Cycurion agreed to pay approximately $1.3 million of its outstanding Legal Fees in shares of Common Stock in connection with the Business Combination. Following the closing of the Business Combination on February 14, 2025 and in connection with the Revised Engagement Letter, we issued to Seward & Kissel 8,333 shares of Common Stock and the Seward & Kissel Pre-Funded warrant that is exercisable for approximately $1.3 million in shares of Common Stock, or up to 83,333 shares of Common Stock; provided that once the net proceeds from the sale of the shares equals the Legal Fees, the remaining shares of Common Stock, including such Common Stock exercisable under the Seward & Kissel Pre-Funded Warrant, shall be returned to the Cycurion.

We plan to enter into an exchange agreement with Seward & Kissel to exchange the Seward & Kissel Pre-Funded Warrant for a convertible promissory note that is convertible into such number of shares equal to the Legal Fees.

50

Agreement with Baker & Hostetler LLP

In 2023, Western agreed to pay approximately $788,030 of its obligations to its counsel, Baker & Hostetler LLP, in shares of Common Stock following the Business Combination, which will be issued at a price per share equal to $300.00, or 2,627 shares of Common Stock.

Lock-up Agreements and Leak-out Agreements

Series A Convertible Preferred Stock

The holders of our Series A Convertible Preferred Stock (and the underlying securities for which the holders have conversion rights) are subject to a one-year lock-up of their securities that commenced on the closing of the Business Combination, subject to release from the lock-up after six months from the closing if, thereafter, the daily trading value of shares of our Common Stock is greater than $150,000 for 30 consecutive trading days and the 30-day VWAP for shares of our Common Stock is greater than $5.00.

On September 25, 2025, our Board of Directors waived the Series A Convertible Preferred Stock lock-up restrictions. The holders of our Series A Convertible Preferred Stock (and the underlying securities for which the holders have conversion rights) were previously subject to a one-year lock-up of their securities that commenced on the closing of the Business Combination with Western on February 14, 2025, subject to release from the lock-up after six months from the closing if, thereafter, the daily trading value of shares of our Common Stock is greater than $150,000 for 30 consecutive trading days and the 30-day VWAP for shares of our Common Stock is greater than $5.00. As our Common Stock does not meet the conditions set forth above to release the holders of the Series A Convertible Preferred Stock from the lock-up restrictions after six months from the closing of the Business Combination, our Board of Directors deemed it in the best interests to waive such lock-up restrictions as the Series A Convertible Preferred Stock accrues approximately $120,000 per year in stock or cash payments. If the holders of the Series A Convertible Preferred Stock convert such preferred stock into Common Stock, we could save approximately $120,000 in costs on its income statement, which is part of our strategic recapitalization to strengthen its balance sheet and support growth initiatives.

Series B Convertible Preferred Stock

The holders of our Series B Convertible Preferred Stock (and the underlying securities for which the holders have conversion rights) are subject to different terms depending on the relevant agreements. Prior to the one-for-thirty reverse stock split of the Company’s shares of common stock, par value $0.0001, that took effect with the commencement of business on October 27, 2025, 355 shares of Cycurion Series B Convertible Preferred Stock following the Business Combination were converted at the closing of the Business Combination for 23,666 shares of Common Stock following the Business Combination. Holders are subject to a nine-month leak-out that commenced on the closing of the Business Combination, such that aggregate sales cannot exceed 40% of the daily trading volume of shares of our Common Stock following the Business Combination.

Series C Convertible Preferred Stock

The holders of our Series C Convertible Preferred Stock (and the underlying securities for which the holders have conversion rights) are subject to a one-year lock-up of their securities that commenced on the closing of the Business Combination, subject to release from the lock-up after six months from the closing if, thereafter, the daily trading value of shares of our Common Stock is greater than $150,000 for 30 consecutive trading days and the 30-day VWAP for shares of our Common Stock is greater than $5.00.

Series D Convertible Preferred Stock

The holders of our Series D Convertible Preferred Stock (and the underlying securities for which the holders have conversion rights) are subject to a nine-month leak-out that commenced on the closing of the Business Combination, such that aggregate sales cannot exceed 10% of the daily trading volume of shares of our Common Stock following the Business Combination. However, the leak-out provisions shall terminate prior to the expiry of the nine-month period in the event that the holders of the Series D Convertible Preferred Stock have converted all of such preferred stock and have sold all of the converted shares into the public markets.

51

Series E Convertible Preferred Stock

The holders of our Series E Convertible Preferred Stock (and the underlying securities for which the holders have conversion rights) are subject to a nine-month lock-up that commenced on March 31, 2025.

Series F Convertible Preferred Stock

The holders of our Series F Convertible Preferred Stock (and the underlying securities for which the holders have conversion rights) are not subject to a lock-up.

Series G Convertible Preferred Stock

The holders of our Series G Convertible Preferred Stock (and the underlying securities for which the holders have conversion rights) are not subject to a lock-up.

Series H Convertible Preferred Stock

The holders of our Series H Convertible Preferred Stock (and the underlying securities for which the holders have conversion rights) are not subject to a lock-up.

Series I Convertible Preferred Stock

The holder of our Series I Convertible Preferred Stock (and the underlying securities for which the holders have conversion rights) are subject to a lock-up agreement, pursuant to which a significant portion of the shares may not be sold or otherwise transferred for a defined period following closing of the merger with Secuvant, LLC (six months for approximately $1.5 million of shares and 90 days for approximately $500,000 of shares). Upon expiration of the lock-up periods, holders remain subject to a leak-out agreement, which imposes ongoing limitations on the volume, timing and manner of resale.

A.G.P.

The Transaction Fee Shares shall be subject to a lock-up ending on the earlier of (i) the date on which 75% of the outstanding Series B Convertible Preferred Stock is converted into shares of our Common Stock and (ii) three months from the Lock-Up Termination Date. After the Lock-Up Termination Date, A.G.P. may convert the Transaction Fee Shares and sell them subject to a leak-out provision that limits A.G.P.’s sales of Transaction Fee Shares on any given date to 10% of the cumulative trading volume of the common stock for such date (including pre-market, market, and post-market trading) as reported by Bloomberg, LP. This restriction shall remain in effect beginning on the Lock-Up Termination Date and ending on the date on which 100% of the Series B Convertible Preferred Stock outstanding as of the closing is converted into shares of our Common Stock.

The Amended Transaction Fee Shares shall be subject to a lock-up ending on the earlier of (i) the date on which 75% of the outstanding Series B Convertible Preferred Stock is converted into shares of the combined company’s common stock and (ii) six months from the Lock-Up Termination Date. After the Lock-Up Termination Date, A.G.P. may convert the Amended Transaction Fee Shares and sell them subject to a leak-out provision that limits A.G.P.’s sales of Amended Transaction Fee Shares on any given date to 10% of the cumulative trading volume of the common stock for such date (including pre-market, market and post-market trading) as reported by Bloomberg, LP. This restriction shall remain in effect beginning on the Lock-Up Termination Date and ending on the date on which 100% of the Series B Convertible Preferred Stock outstanding as of the closing is converted into shares of our Common Stock.

Seward & Kissel LLP

The holder of the 8,333 shares of Common Stock issued in upon the closing of the Business Combination was subject to a 20-day lock-up that commenced on February 14, 2025, which was the closing of the Business Combination. Those shares are no longer subject to a lock-up. The shares of Common Stock underlying the Seward & Kissel Pre-Funded Warrant are not subject to a lock-up period.

Baker & Hostetler LLP

The holder of 2,627 shares of Common Stock is subject to a one-year lock-up of its securities that commenced on February 14, 2025, which was the closing of the Business Combination.

Founder Shares

The holder of these securities is subject to a one-year lock-up of its securities that commenced on February 14, 2025, which was the closing of the Business Combination.

PIPE Shares

The holder of these securities is subject to a 30-day lock-up of its securities that commenced on February 14, 2025, which was the closing of the Business Combination.

52

RECENT AND OTHER DEVELOPMENTS

As previously disclosed in prior SEC filings, the Company completed and/or announced the following corporate developments, strategic transactions, financing activities and operational initiatives:

During the period April 1, 2026 through June 8, 2026, the Company raised approximately $3.0 million through sales of its common stock under the Equity Purchase Agreement with Yield Point NY LLC, pursuant to which the Company issued and aggregate 4,080,000 shares of common stock.

On April 21, 2026, the Company provided an update on the revised non-binding memorandum of understanding with Kustom for the acquisition of Kustom’s legacy video solutions segment. The transaction is expected to contribute approximately $5.1 million in annual revenue and an estimated $8.0 million backlog comprised of established contracts and recurring subscription revenue.

On May 7, 2026, the Company announced it has executed a binding agreement to acquire Halo Privacy, an industry-leading secure communications company, and fully integrate its elite digital investigations and attribution arm, HavenX. The Company expects to close the transaction within 45 days. This acquisition builds on Cycurion’s disciplined growth strategy by delivering innovative new products and capabilities that directly address its clients’ evolving needs for security, privacy, proactive threat defense and operational efficiency.

On May 21, 2026, the Company entered into that certain merger agreement (the “Merger Agreement”) with Cycurion Merger Sub, LLC, a wholly owned subsidiary (“Merger Sub”), and Secuvant, LLC (“Secuvant”). Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Merger Agreement. Pursuant to the Merger Agreement, Merger Sub will merge with and into Secuvant in a reverse merger transaction, with Secuvant surviving the Merger as a wholly owned subsidiary of the Company (the “Merger”). The aggregate consideration for the Merger is approximately $2,875,000, comprised of both cash and equity component.

On June 1, 2026, the Company entered into a series of exchange and restructuring agreements with certain existing noteholders, including IQ Financial, Inc. (“IQ Financial”), Obsidian Associates, LLC (“Obsidian”), and M2B Funding Corp. (“M2B”), pursuant to which the Company restructured outstanding indebtedness through the issuance of new convertible promissory notes and, in certain cases, shares of Series H Convertible Preferred Stock.

On June 1, 2026, the Company entered into an Exchange and Restructuring Agreement with IQ Financial, attached as Exhibit 10.1. Under this agreement, approximately $517,604.40 of outstanding obligations, consisting of principal and accrued interest, was exchanged for a new convertible promissory note, attached as Exhibit 10.2. The prior obligations were cancelled and satisfied in full upon consummation of the exchange, and IQ Financial represented that it is an accredited investor acquiring the securities for investment purposes.

On June 1, 2026, the Company entered into an Exchange Agreement with M2B, attached as Exhibit 10.3. Pursuant to this agreement, the Company exchanged outstanding promissory notes for a new convertible promissory note, attached as Exhibit 10.4, in the principal amount of $1,326,748.31 and issued 952.7 shares of Series H Convertible Preferred Stock with an aggregate stated value of approximately $952,695.73 in satisfaction of default-related amounts. The new note is convertible into common stock at a conversion price of $1.05 per share, and the preferred stock is convertible at $1.45 per share. The agreement similarly includes a leak-out restriction limiting resale to five percent of average daily trading volume. Upon closing, the prior notes were deemed cancelled and satisfied in full.

On June 1, 2026, the Company entered into an Exchange and Restructuring Agreement with Obsidian, attached as Exhibit 10.5. Pursuant to that agreement, approximately $1,083,003.41 of principal and accrued non-default interest owed under certain existing notes was exchanged for a new convertible promissory note issued by the Company, attached as Exhibit 10.6. In addition, default interest, penalties, and other default-related charges totaling approximately $947,250 were exchanged for 947.25 shares of the Company’s Series H Convertible Preferred Stock, with each share having a stated value of $1,000. The preferred stock is convertible into shares of the Company’s common stock at a conversion price of $1.45 per share, while the newly issued note is convertible at $1.05 per share. Upon issuance of these securities, the underlying obligations were deemed cancelled and satisfied in full. The agreement also includes a leak-out provision limiting resale of shares to no more than five percent of the Company’s average daily trading volume.

On June 1, 2026, Ana L. Garcia was appointed as the Chief Financial Officer. Mr. Alvin McCoy III resigned as our Chief Financial Officer, effective May 31, 2026.

53

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In this report, the words “Cycurion,” “Company,” “we,” “our,” and “us” refer to Cycurion, Inc., its subsidiaries and its fully consolidated variable interest entity otherwise stated or unless the context otherwise requires.

Some statements made in this proxy statement are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 pertaining to management’s current expectations as to the Company’s future financial results, business prospects, and business developments. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements, and are typically accompanied by, and identified with, terms such as “anticipates,” “believes,” “expects,” “estimates,” “intends,” “plans,” “potential,” “may,” “should,” “will,” and similar phrases. The absence of these words does not necessarily mean that a statement is not forward-looking.

This proxy statement includes forward-looking statements addressing the Company’s:

●	future revenue, gross profit, operating margins, and overall financial performance;
●	ability to convert contracted backlog into recognized revenue;
●	plans and strategies for business growth, new contract awards, and market expansion;
●	competitive position in the cybersecurity and information technology services markets;
●	development, adoption, and performance of our software platforms and service offerings;
●	pursuit and execution of acquisitions, partnerships, and other strategic transactions;
●	liquidity, capital resources, and ability to service existing obligations;
●	compliance with the continued listing requirements of the Nasdaq Global Market;
●	financial consolidation of entities in which the Company holds a controlling interest; and
●	anticipated trends, growth rates, general market conditions and the regulatory environment in which we operate.
●	Management’s expectations for the Company’s future necessarily involve a number of assumptions and estimates and the evaluation of risks and uncertainties. Various factors or events, both known and unknown, could cause actual results to differ materially from the expectations expressed or implied by the forward-looking statements, including uncertainties regarding:
●	changes in demand for cybersecurity and government technology services;
●	the loss or non-renewal of significant client contracts, or reductions in contract scope or funding;
●	the attraction and retention of qualified employees and key personnel;
●	the impact of government budget processes, spending constraints, or executive policy actions on contract activity;
●	our ability to compete effectively for new contracts against larger, better-resourced competitors;
●	risks inherent in completed or proposed acquisitions and strategic partnerships;
●	our ability to maintain adequate liquidity and access capital on acceptable terms;
●	legal proceedings, regulatory matters, or government audits affecting our business;
●	our ability to prevent serious errors or defects across, and to otherwise maintain the uninterrupted operation of, our network;
●	cybersecurity threats or data security incidents affecting our operations or those of our clients; and
●	general economic, geopolitical, and market conditions beyond our control.

The foregoing factors are not exhaustive. Additional risks and uncertainties are described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026. In light of these potential risks and uncertainties, no undue reliance should be placed on any forward-looking statement expressed in this report. Furthermore, the Company undertakes no obligation to release publicly the results of revisions to any forward-looking statements that may be made to reflect new information or any future events or circumstances, except as otherwise required by applicable law.

54

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. All directors and officers of the Company were delinquent in making their initial Section 16 filings, but as of the date of this proxy statement, all directors and officers have made their required filings. For a description of each director and/or officer’s holdings in the Company’s shares of Common Stock, please see the section “Beneficial Ownership of Securities.”

55

STOCKHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING

Stockholders who intend to present proposals for inclusion in next year’s proxy materials for the 2027 annual meeting of stockholders under SEC Rule 14a-8 must submit such proposals in writing by March 1, 2027 to: Attention: L. Kevin Kelly, Chief Executive Officer, Cycurion, Inc. 1640 Boro Place, Suite 420C McLean, Virginia 22102. Such proposals must meet the requirements of our Bylaws and the SEC to be eligible for inclusion in the proxy materials for our 2026 Annual Meeting.

In addition to, or separate from, proposals submitted pursuant to Rule 14a-8, stockholders who intend to bring business before the 2027 annual meeting of stockholders (other than director nominations) must comply with the advance notice provisions set forth in Section 2.08 of the Company’s Bylaws. To be timely under the Bylaws, a stockholder’s written notice must be received by the Secretary of the Company at its principal executive offices not earlier than the opening of business on the 120th day and not later than the opening of business on the 90th day prior to the anniversary of the immediately preceding annual meeting of stockholders; provided, however, that if the date of the 2027 annual meeting is more than 30 days before or more than 60 days after the anniversary date of the 2026 Annual Meeting, then such notice must be received not earlier than the opening of business on the 120th day prior to the meeting and not later than the later of (i) the opening of business on the 90th day prior to the meeting or (ii) the close of business on the 10th day following the day on which public announcement of the meeting date is first made by the Company. Any stockholder submitting business pursuant to the advance notice provisions must provide the information required by Section 2.08 of the Company’s Bylaws, including the matters specified therein with respect to the proposed business, the stockholder and any beneficial owner.

56

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy/information statements and other information with the SEC. Our filings with the SEC are available to the public on the Internet at the SEC’s website at www.sec.gov.

Copies of our reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, are also available free of charge upon written request to: Cycurion, Inc., 1640 Boro Place, Suite 420C, McLean, Virginia 22102, Attention: L. Kevin Kelly, Chief Executive Officer. Such reports will be furnished as soon as reasonably practicable after receipt of the request.

By Order of the Board of Directors

/s/ L. Kevin Kelly
L. Kevin Kelly Chief Executive Officer and Chairman McLean, Virginia June 8, 2026

57

EXHIBIT A

THIRD AMENDMENT TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CYCURION, INC.

July [●], 2026

Cycurion, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “Cycurion, Inc.”.

2. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 28, 2021 under the name Western Acquisition Ventures Corp., as amended and restated on January 11, 2022 (the “Amended and Restated Certificate of Incorporation”), as further amended on January 13, 2023, July 11, 2023, January 10, 2024, April 10, 2024, July 2, 2024, October 9, 2024, and January 8, 2025, under the name Western Acquisition Ventures Corp., as amended and restated on February 14, 2025, under the name Cycurion, Inc., as further amended on September 29, 2025 and October 24, 2025 (the “Second Amended and Restated Certificate”).

3. This third amendment (this “Amendment”) amends the Second Amended and Restated Certificate, as previously amended.

4. This Amendment is adopted pursuant to, and is within the authority granted by, the approval of the Corporation’s stockholders. On July [13], 2026, holders of a majority of the Corporation’s issued and outstanding Common Stock, including certain holders of preferred stock voting together with the Common Stock, approved a proposal to amend the Corporation’s Second Amended and Restated Certificate, as set forth in the Corporation’s definitive information statement filed with the U.S. Securities and Exchange Commission on June [●], 2026, which proposal became effective on July [●], 2026.

5. Article 5.2(b) of the Corporation’s Second Amended and Restated Certificate of Incorporation is hereby amended and restated to read in full as follows:

“(b) Classification of Board of Directors.

Except for any directors elected by the holders of any series of preferred stock pursuant to any Certificate of Designations relating to any series of preferred stock, the members of the Board of Directors shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. Class I directors shall initially serve until the first annual meeting of stockholders following the initial classification of directors, Class II directors shall initially serve until the second annual meeting of stockholders following the initial classification of directors and Class III directors shall initially serve until the third annual meeting of stockholders following the initial classification of directors. Commencing with the first annual meeting of stockholders following the initial classification of directors, directors of each class the term of which shall then expire shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office or their earlier resignation or removal. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible. The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes as it may determine at the time the classification of the Board of Directors becomes effective.”

6. The Board determined that the Amendment is advisable and in the best interests of the Corporation and its stockholders.

7. All of the other provisions of the Second Amended and Restated Certificate of Incorporation, as amended, shall remain unchanged.

8. This Amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this July [●], 2026.

Name:	L. Kevin Kelly
Title:	Chief Executive Officer

A-1

Exhibit B

AMENDMENT TO SECOND AMENDED AND RESTATED BYLAWS

OF CYCURION, INC.

This Amendment to the Second Amended and Restated Bylaws (this “Amendment”) of Cycurion, Inc., a Delaware corporation (the “Corporation”), is adopted as of [●], 2026 pursuant to the authority granted to the Board of Directors and stockholders under the Delaware General Corporation Law and the Corporation’s governing documents.

WHEREAS, the Corporation previously adopted the Second Amended and Restated Bylaws (the “Bylaws”);

WHEREAS, the Board of Directors has determined it is advisable and in the best interests of the Corporation and its stockholders to amend the Bylaws to provide for a classified Board of Directors;

WHEREAS, the Board of Directors has approved this Amendment and has recommended that the stockholders approve this Amendment; and

WHEREAS, the stockholders of the Corporation have approved this Amendment in accordance with applicable law and the Bylaws.

NOW, THEREFORE, the Bylaws are hereby amended as follows:

AMENDMENT

1.	Article III is hereby amended by amending and restating Sections 3.02 through 3.06 as follows:

ARTICLE III

DIRECTORS

Section 3.01 Powers; Number. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware. Subject to the Certificate of Incorporation, the number of directors shall be fixed exclusively by resolution of the Board; provided, however, that in no event shall the number of directors be less than one.

Section 3.02 Classification; Election; Terms. The Board of Directors shall be divided into three classes, designated Class I, Class II, and Class III, as nearly equal in number as possible. The initial terms of the directors shall be staggered such that Class I shall serve until the 2027 annual meeting, Class II shall serve until the 2028 annual meeting, and Class III shall serve until the 2029 annual meeting. At each annual meeting thereafter, directors elected to succeed those whose terms expire shall be elected for a term of three (3) years. Each director shall hold office until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal. Any increase or decrease in the number of directors shall be apportioned among the classes so as to maintain such classes as nearly equal in number as possible.

B-1

Section 3.03 Advance Notice for Nomination of Directors.

(a) Only persons who are nominated in accordance with the following procedures, other than such persons nominated pursuant to a consent in lieu of a meeting pursuant to Section 4.05, shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors. Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board or (ii) by any stockholder holding 10% or more of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote at such meeting (x) who is a stockholder of record entitled to vote in the election of directors on the date of the giving of the notice provided for in this Section 3.03 and on the record date for the determination of stockholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Section 3.03. (b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 3.03.

(c) Notwithstanding anything in Section 3.03(b) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder’s notice required by this Section 3.03 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.

(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder as they appear on the Corporation’s books and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (D) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

B-2

(e) If the Board or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.03, or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 3.03, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.03, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(f) In addition to the provisions of this Section 3.03, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 3.03 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation.

(g) Directors shall be elected at the annual meeting of stockholders, and with the prior approval of the Board may be elected (i) at any special meeting of stockholders called for such purpose or (ii) by written consent in lieu of meeting. Directors elected at the annual meeting of stockholders, at any special meeting of stockholders or pursuant to a consent in lieu of a meeting, including to fill any vacancies as provided in Section 3.05 hereof, shall hold office for the term applicable to the class of directors to which such director has been assigned in accordance with Section 3.02, and until such director’s successor is elected and qualified or until the director’s earlier death, resignation or removal. This Section 3.03 shall also apply to any elected directors proposed by stockholders for vacant directorships and new directorships, and any such directors shall be assigned to the appropriate class of the Board and serve only for the remainder of the full term of such class.

Section 3.04 Compensation. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, the Board shall have the authority to fix the compensation of directors, including for service on a committee of the Board, and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.

Section 3.05 Newly Created Directorships and Vacancies. Any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Board of Directors shall be filled solely by the affirmative votes of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director. Any director so elected shall be assigned by the Board to the class of directors to which such vacancy or directorship relates and shall hold office for the remainder of the full term of such class and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal.

Section 3.06 Removal. Except as otherwise provided by applicable law or the Certificate of Incorporation, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote in the election of directors, voting together as a single class.

2.	All other provisions of the Bylaws shall remain unchanged and in full force and effect.

3.	This Amendment shall become effective upon approval by the Corporation’s stockholders at the 2026 Annual Meeting of Stockholders.

B-3

IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by its duly authorized officer as of the date first written above.

CYCURION, INC.

By:
Name:	L. Kevin Kelly
Title:	Chief Executive Officer

B-4

EXHIBIT C

AMENDED AND RESTATED 2025 EQUITY INCENTIVE PLAN

OF CYCURION, INC.

This Amended and Restated 2025 Equity Incentive Plan (the “Plan”) is effective as of [●], 2026, subject to approval by the stockholders of Cycurion, Inc. (the “Company”).

WHEREAS, the Company previously adopted the Plan to provide incentives to employees, directors and consultants of the Company through equity-based awards;

WHEREAS, the Plan currently authorizes the issuance of awards based solely on shares of the Company’s common stock;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is advisable and in the best interests of the Company and its stockholders to amend the Plan to permit awards denominated in, payable in, or otherwise based on shares of preferred stock of the Company, including the issuance of preferred stock as a form of compensatory equity under the Plan; and

WHEREAS, the Board has approved this Amendment, subject to stockholder approval.

NOW, THEREFORE, the Plan is hereby amended and restated as follows:

1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors, and Consultants and to promote the success of the Company’s business, including by permitting the issuance of both Common Stock and Preferred Stock as forms of equity-based compensation.

2. Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal and state securities laws, the corporate laws of the state of the Company’s incorporation, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(c) “Assumed” means that pursuant to a Change in Control either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or a Related Entity thereof in connection with the Change in Control with appropriate adjustments to the number and type of securities of the successor entity or a Related Entity thereof subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Change in Control as determined in accordance with the instruments evidencing the agreement to assume the Award and Applicable Laws.

(d) “Award” means the grant of an Option, an award of Preferred Stock, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit, or other right or benefit under the Plan.

(e) “Award Agreement” means the written agreement or instrument evidencing the grant of an Award executed by the Company and the Participant, including any amendments thereto. An Award Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices, or similar instruments, as determined by the Administrator.

C-1

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” means, with respect to the termination by the Company or a Related Entity of the Participant’s Continuous Service, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Participant and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Participant’s (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct, or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

(h) “Change in Control” means any of the following transactions; provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding, and conclusive:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer, or other disposition of all or substantially all of the assets of the Company;

(iii) the complete liquidation or dissolution of the Company;

(iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock or Preferred Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or

(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan or a Related Entity) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities.

(i) “Code” means the Internal Revenue Code of 1986, as amended.

(j) “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.

(k) “Common Stock” means the shares of common stock, par value $0.0001 per share, of the Company.

(l) “Company” means Cycurion, Inc., a Delaware corporation, and any successor entity.

(m) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

C-2

(n) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Participant’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Participant provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (in each case, except as otherwise provided in the Award Agreement). Notwithstanding the foregoing, except as otherwise determined by the Administrator, in the event of any spin-off of a Related Entity, service as an Employee, Director or Consultant for such Related Entity following such spin-off shall be deemed to be Continuous Service for purposes of the Plan and any Award under the Plan. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

(o) “Director” means a member of the Board or the Board of Directors or board of managers of any Related Entity.

(p) “Disability” means as such term (or word of like import) defined under the long-term disability policy of the Company or the Related Entity to which the Participant provides services regardless of whether the Participant is covered by such policy. If the Company or the Related Entity to which the Participant provides service does not have a long-term disability plan in place, “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Participant will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(q) “Dividend Equivalent Right” means a right entitling the Participant to compensation measured by dividends paid with respect to Common Stock or Preferred Stock.

(r) “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Fair Market Value” means, as of any date, the value of Share determined as follows:

(i) If the Shares are listed on one or more established stock exchanges or national market systems, including, without limitation, The New York Stock Exchange, The NYSE American, The Nasdaq Global Select Market, The Nasdaq Global Market, or The Nasdaq Capital Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Shares are listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Shares are regularly quoted on an automated quotation system (including the OTCQX® Best Market, the OTCQB® Venture Market, or the Pink® Open Market of the OTC Markets Group Inc.) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a Share = shall be the mean between the high bid and low asked prices for the Shares on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Shares of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith and in a manner consistent with Applicable Laws.

C-3

For purposes of Awards denominated in Preferred Stock, the Fair Market Value of such Preferred Stock shall be determined by the Administrator in good faith, taking into account such factors as the Administrator deems appropriate, including without limitation the rights, preferences and privileges of such Preferred Stock, any applicable valuation methodologies, and the requirements of Applicable Laws.

(u) “Good Reason” means, with respect to the termination by the Participant of the Participant’s Continuous Service, that such termination is for “Good Reason” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Participant and the Company or a Related Entity, or in the absence of such then-effective written agreement and definition, means the occurrence of any of the following events or conditions unless consented to by the Participant (and the Participant shall be deemed to have consented to any such event or condition unless the Participant provides written notice of the Participant’s non-acquiescence within 30 days of the effective time of such event or condition): (i) a change in the Participant’s responsibilities or duties which represents a material and substantial diminution in the Participant’s responsibilities; (ii) a material reduction in the Participant’s base salary; provided that an across-the-board reduction in the salary level of substantially all other individuals in positions similar to the Participant’s by the same percentage amount shall not constitute such a salary reduction; or (iii) requiring the Participant to be based at any place outside a 50-mile radius from the Participant’s job location or residence except for reasonably required travel on business.

(v) “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests.

(w) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(x) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(y) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(aa) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(bb) “Participant” means an Employee, Director, or Consultant who receives an Award under the Plan.

(cc) “Plan” means this Company Amended and Restated 2025 Equity Incentive Plan.

(dd) “Post-Termination Exercise Period” means the period specified in the Award Agreement of not less than thirty (30) days, commencing on the date of termination (other than termination by the Company or any Related Entity for Cause) of the Participant’s Continuous Service, or such longer period as may be applicable upon death or Disability.

(ee) “Preferred Stock” means the shares of preferred stock, par value $0.0001 per share, of the Company, including any class or series thereof designated by the Board in accordance with the Company’s Certificate of Incorporation, as amended.

(ff) “Related Entity” means any (i) Parent or Subsidiary of the Company (or, if with respect to an entity other than the Company, Parent, or Subsidiary of such person) and (ii) any other entity controlling, controlled by, or under common control with the Company (or, if with respect to an entity other than the Company, controlling, controlled by, or under common control with such entity).

C-4

(gg) “Replaced” means that, pursuant to a Change in Control, the Award is replaced with a comparable stock award or a cash incentive award or program of the Company, the successor entity (if applicable) or a Related Entity of either of them which preserves the compensation element of such Award existing at the time of the Change in Control and provides for subsequent payout in accordance with the same (or, for the Participant, a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding, and conclusive.

(hh) “Restricted Stock” means Shares issued under the Plan to the Participant for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator. Dividends payable with respect to Restricted Stock that is subject to performance vesting shall be held subject to the vesting of the underlying Shares.

(ii) “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares, or other securities as established by the Administrator in the Award Agreement.

(jj) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(kk) “SAR” means a stock appreciation right that entitles the Participant to Shares or cash compensation, or a combination thereof, as established by the Administrator, measured by appreciation in the value of Common Stock or Preferred Stock.

(ll) “Securities Act” means the Securities Act of 1933, as amended

(mm) “Share” means a share of Common Stock and Preferred Stock, as determined by the Administrator.

(nn) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 25,000,000 Shares. For the avoidance of doubt, such Shares may consist of Common Stock or Preferred Stock, and Awards may be settled in shares of Common Stock, Preferred Stock, or a combination thereof, as determined by the Administrator. Subject to the provisions of Section 10 below, any increase to the maximum aggregate number of Shares which may be issued pursuant to all Awards shall be subject to stockholder approval. The Shares may be authorized, but unissued, or reacquired Common Stock or Preferred Stock. Any Shares issued in the form of Preferred Stock shall be counted against the share reserve on the basis of one Share for each such share issued, unless the Administrator determines that an equivalent value methodology is appropriate.

(b) Any Shares covered by an Award (or portion of an Award) that is forfeited, canceled, or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares that may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that, if unvested Shares are forfeited or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. To the extent not prohibited by the listing requirements of The Nasdaq Stock Market LLC (or other established stock exchange or national market system on which the Common Stock is listed) or Applicable Laws, any Shares covered by an Award that are surrendered or withheld: (i) in payment of the Award exercise or purchase price (including pursuant to the “net exercise” of an option pursuant to Section 7(b)(vi)) or (ii) in satisfaction of tax withholding obligations incident to the receipt, exercise, or vesting of an Award shall be deemed not to have been issued for purposes of determining the maximum number of Shares that may be issued pursuant to all Awards under the Plan, unless otherwise determined by the Administrator. References in this Section 3(b) to Shares shall include both Common Stock and Preferred Stock, and any Preferred Stock returned to the Plan shall again be available for issuance under the Plan.

C-5

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(iii) Officer Authorization to Grant Awards. The Board may authorize one or more Officers to grant Awards subject to such limitations as the Board determines from time to time and subject to limitations under Applicable Laws.

(b) Multiple Administrative Bodies. The Plan may be administered by different bodies with respect to Directors, Officers, Consultants, and Employees who are neither Directors nor Officers.

(c) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion, to do all things that it determines to be necessary or appropriate in connection with the administration of the Plan, including, without limitation:

(i) to select the Employees, Directors, and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder;

(vi) to establish additional terms, conditions, rules, or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to afford Participants favorable treatment under such rules or laws;

(vii) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Participant’s rights under an outstanding Award shall not be made without the Participant’s written consent; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Participant. Notwithstanding the foregoing, (A) the reduction or increase of the exercise price of any Option awarded under the Plan and the base appreciation amount of any SAR awarded under the Plan and (B) canceling an Option or SAR at a time when its exercise price or base appreciation amount (as applicable) exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, SAR, Restricted Stock, or other Award or for cash, in each case, shall not be subject to stockholder approval;

C-6

(viii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan; and

(ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive, and binding on all persons having an interest in the Plan.

(d) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator, or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit, or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit, or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

(e) Repayment. The Committee shall have the authority to require the participant to repay to the Company, within ten (10) days following receipt of written notice from the Company, any amount received or the amount realized as a result of any such exercise, vesting, issuance or payment.

5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors, and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director, or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors, or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Awards.

(a) Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director, or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash, or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units, or Dividend Equivalent Rights, and may include Awards that are denominated in, payable in, or otherwise based upon Preferred Stock, including but not limited to restricted Preferred Stock, Preferred Stock units, convertible Preferred Stock awards, or other equity-based awards referencing Preferred Stock. An Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options that become exercisable for the first time by a Participant during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option. In the event that the Code or the regulations promulgated thereunder are amended after the date the Plan becomes effective to provide for a different limit on the Fair Market Value of Shares permitted to be subject to Incentive Stock Options, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment. Notwithstanding anything to the contrary, Incentive Stock Options may only be granted with respect to Common Stock and not Preferred Stock

C-7

(c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award, including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, forms of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria.

(d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption, or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that, absent the election, would entitle the Participant to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares, or other consideration so deferred, and such other terms, conditions, rules, and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Participants on such terms and conditions as determined by the Administrator from time to time.

(g) Early Exercise. The Award Agreement may, but need not, include a provision, whereby the Participant may elect at any time while an Employee, Director, or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(h) Term of Award. The term of each Award shall be the term stated in the Award Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Participant has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(i) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. Other Awards shall be transferable (i) by will or by the laws of descent and distribution and (ii) during the lifetime of the Participant, to the extent and in the manner authorized by the Administrator by gift or pursuant to a domestic relations order to members of the Participant’s Immediate Family. Notwithstanding the foregoing, the Participant may designate one or more beneficiaries of the Participant’s Award in the event of the Participant’s death on a beneficiary designation form provided by the Administrator.

(j) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator.

C-8

(k) Award Exchange Programs. The Administrator may establish one or more programs under the Plan to permit selected Participants to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as determined by the Administrator from time to time.

7. Award Exercise or Purchase Price, Consideration and Taxes.

(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i) In the case of an Incentive Stock Option:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be such price as is determined by the Administrator in accordance with Applicable Laws.

(iii) In the case of SARs, the base appreciation amount shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv) In the case of the sale of Shares, the per Share purchase price, if any, shall be such price as is determined by the Administrator in accordance with Applicable Laws.

(v) In the case of other Awards, such price as is determined by the Administrator in accordance with Applicable Laws.

(vi) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

In the case of Awards denominated in Preferred Stock, the Administrator shall determine the applicable value, base price or exercise price, if any, in good faith and in a manner consistent with Applicable Laws.

(b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that, if required under Applicable Laws, the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration required under such Applicable Laws:

(i) cash;

(ii) check;

(iii) delivery of the Participant’s promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate (but only to the extent that the acceptance or terms of the promissory note would not violate an Applicable Law);

(iv) surrender of Shares held for the requisite period, if any, necessary to avoid a charge to the Company’s earnings for financial reporting purposes, or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

C-9

(v) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Participant (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates (if then used) for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

(vi) with respect to Options, payment through a “net exercise”, such that, without the payment of any funds, the Participant may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the exercise price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or

(vii) any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(c)(iv), or by other means, grant Awards that do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(c) Taxes. No Shares shall be delivered under the Plan to any Participant or other person until such Participant or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise or vesting of an Award the Company shall withhold or collect from the Participant an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award sufficient to satisfy the applicable tax withholding obligations incident to the exercise or vesting of an Award (limited to avoid, as determined by the Administrator, financial accounting charges under applicable accounting guidance and reduced to the lowest whole number of Shares if such number of Shares withheld would result in withholding a fractional Share with any remaining tax withholding settled in cash).

8. Exercise of Award.

(a) Procedure for Exercise; Rights as a Stockholder.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v).

(b) Exercise of Award Following Termination of Continuous Service. In the event of termination of a Participant’s Continuous Service for any reason other than Disability or death (but not in the event of a Participant’s change of status from Employee to Consultant or from Consultant to Employee), such Participant may, but only during the Post-Termination Exercise Period (but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the portion of the Participant’s Award that was vested at the date of such termination or such other portion of the Participant’s Award as may be determined by the Administrator. The Participant’s Award Agreement may provide that upon the termination of the Participant’s Continuous Service for Cause, the Participant’s right to exercise the Award shall terminate concurrently with the termination of the Participant’s Continuous Service. In the event of a Participant’s change of status from Employee to Consultant, an Employee’s Incentive Stock Option shall convert automatically to a Non-Qualified Stock Option on the day three (3) months and one (1) day following such change of status. To the extent that the Participant’s Award was unvested at the date of termination, or if the Participant does not exercise the vested portion of the Participant’s Award within the Post-Termination Exercise Period, the Award shall terminate.

C-10

(c) Disability of Participant. In the event of termination of a Participant’s Continuous Service as a result of his or her Disability, such Participant may, but only within six (6) months from the date of such termination (or such longer period as specified in the Award Agreement but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the portion of the Participant’s Award that was vested at the date of such termination; provided, however, that, if such Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option, such Incentive Stock Option shall automatically convert to a Non-Qualified Stock Option on the day three (3) months and one (1) day following such termination. To the extent that the Participant’s Award was unvested at the date of termination, or if Participant does not exercise the vested portion of the Participant’s Award within the time specified herein, the Award shall terminate.

(d) Death of Participant. In the event of a termination of the Participant’s Continuous Service as a result of his or her death, or in the event of the death of the Participant during the Post-Termination Exercise Period or during the six (6)-month period following the Participant’s termination of Continuous Service as a result of his or her Disability, the Participant’s estate or a person who acquired the right to exercise the Award by bequest or inheritance may exercise the portion of the Participant’s Award that was vested as of the date of termination, within six (6) months from the date of death (or such longer period as specified in the Award Agreement but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). To the extent that, at the time of death, the Participant’s Award was unvested, or if the Participant’s estate or a person who acquired the right to exercise the Award by bequest or inheritance does not exercise the vested portion of the Participant’s Award within the time specified herein, the Award shall terminate.

(e) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of an Award within the applicable time periods set forth in this Section 8 is prevented by the provisions of Section 9, the Award shall remain exercisable until one (1) month after the date the Participant is notified by the Company that the Award is exercisable, but in any event no later than the expiration of the term of such Award as set forth in the Award Agreement and only in a manner and to the extent permitted under Code Section 409A.

9. Conditions Upon Issuance of Shares.

(a) If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting, or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.

(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company and Section 11, the number and kind of Shares covered by each outstanding Award, and the number and kind of Shares that have been authorized for issuance under the Plan, but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for: (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination, or reclassification of the Shares, or similar transaction affecting the Shares; (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; or (iii) any other transaction with respect to Common Stock or Preferred Stock, including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), or any similar transaction, including any recapitalization or reclassification involving Preferred Stock or the creation, modification, or conversion of any series of Preferred Stock; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” In the event of any distribution of cash or other assets to stockholders other than a normal cash dividend, the Administrator shall also make such adjustments as provided in this Section 10 or substitute, exchange or grant Awards to effect such adjustments (collectively, “adjustments”). Any such adjustments to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards. In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards or other issuance of Shares, cash or other consideration pursuant to Awards during certain periods of time.

Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

C-11

11. Changes in Control.

(a) Termination of Award to Extent Not Assumed in Change in Control. Effective upon the consummation of a Change in Control, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Change in Control.

(b) Acceleration of Award Upon Change in Control. The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Change in Control or at the time of an actual Change in Control and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Change in Control, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Participant within a specified period following the effective date of the Change in Control.

(c) Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated under this Section 11 in connection with a Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded.

12. Effective Date and Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 21, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend, suspend, or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) No suspension or termination of the Plan (including termination of the Plan under Section 12) shall adversely affect any rights under Awards already granted to a Participant.

14. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan, including shares of Common Stock and Preferred Stock authorized for issuance under the Company’s Certificate of Incorporation.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

C-12

15. Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Related Entity thereof is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from full-time to part-time or takes an extended leave of absence) after the date of grant of any Award, the Administrator, in its sole discretion, may (x) make a corresponding reduction in the number of Shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting schedule applicable to such Award (in accordance with Section 409A of the Code, as applicable). In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so amended.

16. Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the U.S. Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any Shares until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Notwithstanding the foregoing, in accordance with the provisions of the U.S. Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six (6) months following the date of grant of such Award in the event of (i) such Employee’s death or Disability, (ii) a Change in Control in which such Award is not Assumed or Replaced, or (iii) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or an SAR will be exempt from his or her regular rate of pay.

17. Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to facilitate compliance with the Applicable Laws and practices in other countries in which the Company and its Related Entities operate or have Employees or other persons eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Related Entities shall be covered by the Plan; (b) determine which individuals outside the United States are eligible to participate in the Plan, which may include individuals who provide services to the Company or a Related Entity under an agreement with a foreign nation or agency; (c) modify the terms and conditions of the Plan with respect to any Award granted to individuals outside the United States or foreign nationals to comply with Applicable Laws or foreign policies, customs and practices; (d) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with Applicable Laws or foreign policies, customs and practices (e) establish sub-plans, modify exercise procedures, and adopt other rules and/or procedures relating to the operation and administration of the Plan in jurisdictions other than the United States (including to qualify Awards for special tax treatment under laws of jurisdictions other than the United States); provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 3; and (f) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate any Applicable Law in the United States.

C-13

18. Compliance with Section 409A of the Code. Unless otherwise expressly provided in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Administrator determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and, to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. To the extent that any amount constituting deferred compensation under Section 409A of the Code would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Code Section 409A. If a Participant holding an Award that constitutes deferred compensation under Section 409A of the Code is a specified employee within the meaning of Section 409A of the Code, no distribution or payment of any amount that is payable because of a separation from service (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s separation from service or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule. In no event will any Participant have a right to payment or reimbursement or otherwise from the Company or its Related Entities, or their successors or assigns, for any taxes, penalties or interest imposed or other costs incurred as a result of Section 409A of the Code.

19. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Participant any right with respect to the Participant’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Participant’s Continuous Service at any time, with or without cause, including, but not limited to, Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Participant who is employed at will is in no way affected by its determination that the Participant’s Continuous Service has been terminated for Cause for the purposes of this Plan.

20. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

21. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. Any Award exercised before stockholder approval is obtained shall be rescinded if stockholder approval is not obtained within the time prescribed, and Shares issued on the exercise of any such Award shall not be counted in determining whether stockholder approval is obtained.

22. Information to Participants. To the extent required by Applicable Laws, the Company shall provide to each Participant, during the period for which such Participant has one or more Awards outstanding, copies of financial statements at least annually. The Company shall not be required to provide such information to persons whose duties in connection with the Company assure them access to equivalent information.

C-14

23. Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, that the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company or a Related Entity. The Participants shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

24. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

25. Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium indicated by the Company to which the Participant has access).

26. Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of Awards otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

C-15